Exhibit 4.1

EXECUTION COPY

SHEA HOMES LIMITED PARTNERSHIP,

and

SHEA HOMES FUNDING CORP.,

as Issuers,

the GUARANTORS named herein,

as Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Indenture

Dated as of May 10, 2011

8.625% Senior Secured Notes Due 2019

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections

310(a)	7.10
(b)	7.03, 7.08(a)(iii), 7.08(e)
(c)	Inapplicable
311	7.03
312(a)	13.02
313(a)	7.06
(c)	5.10(b), 7.06
314(a)	4.20(c)
(b)	11.05, 13.01
(c)	13.04
(d)	11.05, 11.05(b), 13.01
(e)	13.04
(f)	Inapplicable
315(a)	7.02
(b)	7.02
(c)	7.02
(d)	7.02
(e)	Inapplicable
316(a)	5.04
(b)	5.06
(c)	13.02(d)
317(a)(1)	5.13
(a)(2)	5.12
318	13.01

i

v

APPENDICES AND EXHIBITS

Rule 144A/Regulation S Appendix

EXHIBIT 1	Form of Note

EXHIBIT A	Form of Supplemental Indenture
EXHIBIT B	Form of Mortgage

INDENTURE, dated as of May 10, 2011, among SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (the “Company”), SHEA HOMES FUNDING CORP., a Delaware corporation (the “Corporate Issuer” and, together with the Company, the “Issuers”), each of the Guarantors (as defined hereafter) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

The Issuers have duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $750,000,000 aggregate principal amount of the Issuers’ 8.625% Senior Secured Notes Due 2019 and, if and when issued, any Additional Notes (together with any Exchange Notes issued therefor as provided herein, the “Notes”). All things necessary to make the Indenture a legal, valid and binding agreement of the Issuers, in accordance with its terms, have been done, and the Issuers have done all things necessary to make the Notes (in the case of any Additional Notes, when duly authorized), when duly issued and executed by the Issuers and authenticated and delivered by the Trustee, the valid obligations of the Issuers as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Guarantees (in the case of the Guarantee of any Additional Notes, when duly authorized), when duly issued and executed by each Guarantor and when the Notes have been authenticated and delivered by the Trustee, the valid obligation of such Guarantor as hereinafter provided.

The Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of, and govern indentures qualified under, the Trust Indenture Act; provided, however, that in each case the provisions of TIA § 314(b) and § 314(d) shall only apply following qualification of the Indenture under the TIA.

THE INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Corporate Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Corporate Issuer or any Restricted Subsidiary) that was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Corporate Issuer or any Restricted Subsidiary) and (b) with respect to the Company, the Corporate Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Corporate Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Corporate Issuer or any Restricted Subsidiary), which Indebtedness was not Incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness Incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been Incurred by the Company, the Corporate Issuer or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Corporate Issuer or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes will be deemed to include Additional Interest, if any, applicable to such Notes.

“Additional Notes” means any notes of the Issuers issued under the Indenture in addition to the Original Notes, including any Exchange Notes or Private Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, except that interest will accrue on the Additional Notes from their date of issuance.

“Additional Pari-Passu Lien Obligations” has the meaning ascribed to it in the Intercreditor Agreement.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with, the Person specified.

“Affiliate Obligations” means obligations of Shea Properties, LLC, Shea Properties II, LLC or any of their respective Subsidiaries (or joint ventures in which they own an interest) or other Shea-family-owned entities (or joint ventures in which they own an interest, excluding, however, any of the foregoing that is a Guarantor), including development loans; provided, however, that capital calls required to be made by the Company or its Restricted Subsidiaries to or for the benefit of a joint venture pro rata on the basis of the Company’s or a Restricted Subsidiary’s ownership in such joint venture, which capital calls are not being made to enable such joint venture to pay amounts owed under any Indebtedness, shall not be Affiliate Obligations but will be treated as Restricted Payments.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Asset Acquisition” means (a) an Investment by the Company, the Corporate Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Corporate Issuer or any Restricted Subsidiary or (b) the acquisition by the Company, the Corporate Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means (1) any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale and leaseback or sale of Equity Interests in any Subsidiary) (each, a “transaction”), whether in a single transaction or series of related transactions, of any Property or assets of either of the Issuers or any Restricted Subsidiary to any other Person; or (2) the issuance or sale of Equity Interests of the Corporate Issuer or any Restricted Subsidiary, whether in a single transaction or a series of related transactions. The term “Asset Disposition” shall not include:

(a) a transaction between either of the Issuers and any Restricted Subsidiary or a transaction between Issuers or Restricted Subsidiaries,

(b) a transaction in the ordinary course of business, including sales (directly or indirectly), Required Dedications, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

(c) a transaction involving the sale of Equity Interests of, or the disposition of assets in, an Unrestricted Subsidiary,

(d) any exchange or swap of assets (including land swaps) of either of the Issuers or any Restricted Subsidiary for assets (including Equity Interests of any Person that is or will be a Restricted Subsidiary following receipt thereof) that (x) are to be used by either of the Issuers or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value substantially equivalent to the Fair Market Value of the assets exchanged or swapped; provided, however, that to the extent that the assets exchanged or swapped were Collateral, the assets received are pledged as Collateral under the Security Documents substantially contemporaneously with such exchange or swap to the extent required to do so pursuant to the Security Documents,

(e) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by Section 4.14,

(f) the creation of a Permitted Lien and dispositions in connection with Permitted Liens,

(g) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07, or

(h) any single transaction or series of related transactions that involves Property, assets or Equity Interests having a Fair Market Value of less than $1,000,000.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Baker JV” means the joint venture conducted by Shea/Baker Ranch Associates LLC, a California limited liability company.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar Federal or state law for the relief of debtors.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized or required by law or regulation to close.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means

(1) U.S. dollars;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(3) demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) of this definition;

(5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within one year after the date of acquisition; and

(6) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5) of this definition.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means

(1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(2) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than the Permitted Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

(3) the holders of Equity Interests of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction described in the proviso to clause (1) of this definition shall not constitute a Change of Control; or

(4) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Corporate Issuer which requires the Company or the Corporate Issuer to repay or repurchase such debt securities.

“Collateral” means all the collateral described in the Security Documents.

“Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as the collateral agent under the Security Documents, and any successor thereto in such capacity.

“Commission” means the Securities and Exchange Commission.

“Common Equity” of any Person means Equity Interests of such Person that is generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Company Equity Plan” means any management equity or equity option or ownership plan or any other management or employee benefit plan of the Company or any Subsidiary of the Company.

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus the sum of the following (but only to the extent deducted in calculating such Consolidated Net Income) for such period, but without duplication

(1) income taxes and Tax Distributions,

(2) Consolidated Interest Expense,

(3) depreciation and amortization expenses, and

(4) all other non-cash charges (unless such non-cash charge represents an accrual of or reserve for cash expenditures in any future period), minus all non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date (each, a “Transaction Date”), the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial statements are available immediately preceding the Transaction Date, to (y) the aggregate Consolidated Interest Expense for the Four Quarter

Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Expense” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the Incurrence or the repayment, repurchase, defeasance or other discharge (collectively, “repayment”) of any Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving Credit Facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the Incurrence of Indebtedness giving rise to the need to make such calculation);

(2) any Asset Disposition or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Corporate Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) Incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the Incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (b) of the definition of “Consolidated Net Income”, of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income”, other than clause (b) thereof, as if it applied to the Person or assets involved before they were acquired; and

(3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”,

(a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b) notwithstanding the immediately preceding clause (a), interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered for at least one year by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company, its consolidated Restricted Subsidiaries and the Corporate Issuer (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company, its Restricted Subsidiaries or the Corporate Issuer, without duplication:

(1) interest expense attributable to Capitalized Lease Obligations, Attributable Debt and the interest component of any deferred payment obligations;

(2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3) capitalized interest;

(4) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to mark valuation of Interest Protection Agreements or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments (or minus net receipts) pursuant to Interest Protection Agreements;

(7) the product of (a) all dividends accrued in respect of all Disqualified Equity Interests of the Company and all Preferred Equity Interests of the Company or any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Qualified Equity Interests of the Company), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Equity Interests or Preferred Equity Interests (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(8) interest Incurred in connection with Investments in discontinued operations; and

(9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary; provided, however, that this clause (9) shall not include any interest accruing on Indebtedness (A) subject to guarantees constituting Specified Obligations of the Company or any Restricted Subsidiary or (B) of the type described in subsection (y) of clause (14) of the definition of “Permitted Indebtedness”.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of (x) any Unrestricted Subsidiary or (y) any Person (other than a Restricted Subsidiary) in which any Person other than the Company, the Corporate Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Corporate Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period,

(b) except to the extent includable in Consolidated Net Income pursuant to clause (a) of this definition, the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Corporate Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such Person are acquired by the Company, the Corporate Issuer or any Restricted Subsidiary,

(c) the net income of any Restricted Subsidiary that is not a Guarantor to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period; provided, however, that the net income of any such Restricted Subsidiary during such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution,

(d) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Corporate Issuer or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness, of the Company, the Corporate Issuer or any Restricted Subsidiary or (ii) any Asset Disposition by the Company, the Corporate Issuer or any Restricted Subsidiary,

(e) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Corporate Issuer or any Restricted Subsidiary, and

(f) any Tax Distributions paid during such period by the Company, the Corporate Issuer or any Restricted Subsidiary.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Issuer” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 707 Wilshire Blvd. 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Services; provided, however, that, for purposes of Sections 2.03 and 4.02, such office shall be located at 608 2nd Ave., South Minneapolis, MN 55479, Attention: Bondholders Communications, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Facilities” means, collectively, one or more credit facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may Incur Indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designation Amount” has the meaning ascribed to it in the definition of “Unrestricted Subsidiary”.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days following the final maturity date of the Notes or (b) is convertible into or exchangeable or exercisable for (whether at the option of the Issuers or the holder thereof) (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case, at any time prior to 91 days following the final maturity date of the Notes; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Equity Interest upon the occurrence of a change in control or asset disposition occurring prior to 91 days following the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset disposition provision applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.10 or Section 4.12 (as applicable) and such Equity Interests specifically provide that the Company will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company’s repurchase of the Notes as are required pursuant to the provisions of Section 4.10 or Section 4.12 (as applicable).

“DTC” means The Depository Trust Company, a New York corporation.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including all Disqualified Equity Interests and Preferred Equity Interests.

“Equity Offering” means any public or private sale, after the Issue Date, of Qualified Equity Interests of the Company, other than (i) public offerings registered on Form S-4 or S-8 or any successor form thereto or (ii) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the notes of the Issuers issued under the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend).

“Exchange Offer” means an offer by the Issuers to the Holders of the Initial Notes or any Initial Additional Notes to exchange such Notes for Exchange Notes, as provided for in the applicable Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Excluded Contribution” means cash or Cash Equivalents received by the Company as capital contributions to its equity or from the issuance or sale of Qualified Equity Interests of the Company, in each case, after the Issue Date and to the extent designated at the time as an Excluded Contribution pursuant to an Officers’ Certificate of the Company.

“Excluded Property” has the meaning ascribed to it in the Security Agreement.

“Fair Market Value” means, with respect to any Property or other asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Governing Body of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Governing Body or committee; provided, however, that for purposes of Section 4.07(a)(iii)(B), if the Fair Market Value of the Property or assets in question is so determined to be in excess of $1,000,000, such determination must be confirmed by an Independent Qualified Party.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Governing Body” means, as to any Person, the board of directors of such Person or, if such Person is not a corporation or otherwise governed by a board of directors, the governing body of such Person (including in the case of a partnership, the general partner of such partnership or group otherwise exercising the authority over such Person which would generally be vested in a board of directors of a corporation); provided, however, to the extent a Person is a partnership and its general partner is itself a partnership, the Governing Body shall be the governing group of individuals with ultimate authority to control such general partner.

“Guarantee” means the guarantee of the Notes by each Guarantor under the Indenture.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, however, that the term “guarantee” does not include (x) endorsements for collection or deposit in the ordinary course of business or (y) indemnification obligations of the Company, the Corporate Issuer or any Restricted Subsidiary entered into in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (a) initially, the Persons that execute the Indenture as guarantors and (b) in addition, each of the Company’s Subsidiaries that subsequently becomes a Guarantor of the Notes pursuant to Section 4.11, including in each case, their successors and assigns, in each case until released from their respective Guarantee pursuant to Section 6.06.

“Holder”, “Holders”, “Holder of Notes” or “Holders of the Notes” means the Person or each Person in whose name a Note is registered in the books of the Registrar for the Notes.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding (A) any accounts payable or other liability to trade creditors arising in the ordinary course of business and (B) any obligation to pay a contingent purchase price as long as such obligation remains contingent);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 10th business day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests of such Person or, with respect to any Preferred Equity Interests of any Subsidiary of such Person, the amount of such Preferred Equity Interests to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6) all guarantees by such Person of obligations of the type referred to in clauses (1) through (5) or dividends of other Persons (excluding any preferred returns payable pursuant to any joint venture documentation);

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any Property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, the obligations of such Person under Currency Agreements or Interest Protection Agreements.

Notwithstanding the foregoing, (i) in connection with the purchase by the Company, the Corporate Issuer or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter, (ii) guarantees constituting Specified Obligations shall not constitute Indebtedness and (iii) repayment guarantees constituting Investments made pursuant to the JV Payment Basket shall constitute Indebtedness.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Preferred Equity Interests that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Equity Interests as if such Preferred Equity Interests were redeemed, repaid or repurchased on any date on which the amount of such Preferred Equity Interests are to be determined pursuant to the Indenture; provided, however, that if such Preferred Equity Interests could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Equity Interests could be required to be so redeemed, repaid or repurchased. If any Preferred Equity Interests does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Equity Interests will be their maximum liquidation value.

“Independent Qualified Party” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Real Estate Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged; provided, however, that such firm or consultant is not an Affiliate of the Company.

“Independent Valuation” of real property means (x) with respect to the sale of real property by the Company, the Corporate Issuer or any Restricted Subsidiary, any amount proposed to be paid for such real property pursuant to a bona fide offer to purchase made by an unaffiliated Person and which the Company, the Corporate Issuer or the Restricted Subsidiary, as applicable, would be willing to accept or (y) any appraised value of such real property as determined by an Independent Qualified Party.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Additional Notes” means Additional Notes of the Issuers issued under the Indenture in an offering not registered under the Securities Act and any Notes issued in replacement therefor, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes of the Issuers issued under the Indenture on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes or Private Exchange Notes issued in exchange therefor.

“Initial Purchaser” means Credit Suisse Securities (USA) LLC.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date, among the Trustee, the Collateral Agent and the Administrative Agent under the LC Facility Agreement, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means each May 15 and November 15 of each year, commencing November 15, 2011.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be Incurred under the Indenture and not for speculative purposes.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person (including, for the avoidance of doubt, the purchase of equity interests in joint ventures pursuant to customary buy/sell provisions contained in the agreements governing such joint ventures). If the Company, the Corporate Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company, the Corporate Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company, the Corporate Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company, the Corporate Issuer or such Restricted Subsidiary, as applicable, in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.07:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any Property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Company’s Governing Body.

“Issue Date” means May 10, 2011.

“Issuers” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligors under the Indenture.

“JFSCI” means J.F. Shea Co., Inc., a Nevada corporation.

“JV Payment Basket” has the meaning ascribed to it in Section 4.07(b)(xiii).

“LC Facility Agreement” means the Letter of Credit Facility Agreement dated as of May 10, 2011, among the Company, the Corporate Issuer, the Guarantors party thereto, Credit Suisse AG, as administrative agent and as issuing bank, and the Participants party thereto.

“LC Facility Obligations” means the obligations of the Company pursuant to the terms of the LC Facility Agreement.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage” means a deed of trust, mortgage, deed to secure debt or similar agreement in substantially the form annexed hereto as Exhibit B from an Issuer or a Guarantor to the Collateral Agent with respect to real property (modified as is reasonably necessary to conform to state-specific requirements).

“Net Cash Proceeds” means with respect to an Asset Disposition, payments received in cash (including any such payments received by way of deferred payment of principal pursuant to a note, other obligation or installment receivable or otherwise (including any cash received upon sale, conversion or other disposition of such note, other obligation or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such

Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by the Company, the Corporate Issuer or any of the Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property (other than Indebtedness secured by Liens on the Collateral) in accordance with the terms of any Lien or agreement upon or with respect to such Property or which such Indebtedness must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness (other than in respect of customary “bad-boy” guarantees) is against the specific Property identified in the instruments evidencing or securing such Indebtedness and such Property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition of such Property and (b) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness; provided, however, that such Indebtedness cannot serve as a basis for a cross default to any other Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (i) environmental warranties and indemnities or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics’ liens.

“Non-U.S. Person” means a Person that is not a “U.S. person”, as such term is defined in Regulation S.

“Notes” has the meaning ascribed to it in the Recitals hereof.

“Notes Obligations” means Obligations in respect of the Notes, the Guarantees or the Indenture.

“Obligations” means with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Circular” means the Confidential Offering Circular dated May 3, 2011, pursuant to which the Notes were offered and sold.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate”, when used with respect to the Company or the Issuers, means a certificate signed by two Officers thereof.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange therefor.

“Pari-Passu Lien Obligations” means all Indebtedness secured by Pari-Passu Liens on the Collateral, as permitted by clauses (8), (9) and (10) of the definition of “Permitted Liens”, and all Obligations in respect thereof, including the Notes Obligations, the LC Facility Obligations and each class of Additional Pari-Passu Lien Obligations.

“Partners Insurance Company” means Partners Insurance Company, Inc., a Hawaii corporation, and its successors and assigns.

“Permitted Holders” means, collectively, John F. Shea, Peter O. Shea, Peter O. Shea, Jr., Mary Shea, John Morrissey and their respective family trusts, spouses, sons and daughters and lineal descendants, siblings and other familial relatives of any of them, including any corporation, limited liability companies or other entities more than 50% of the issued and outstanding equity interests of which are held, directly or indirectly, by any of the foregoing persons.

“Permitted Indebtedness” means

(1) Indebtedness of the Company or any Guarantor under letters of credit not in excess of $75,000,000 aggregate principal amount outstanding at any one time; provided, however, that such $75,000,000 shall be reduced to the extent such letters of credit are drawn upon and the use of proceeds thereof constitute Investments (other than Permitted Investments described in clauses (3), (8), (9) and (10) of the definition thereof);

(2) Indebtedness with respect to the Original Notes and Guarantees thereof;

(3) Indebtedness (other than Indebtedness described in clauses (1) and (2) above) outstanding on the Issue Date after giving effect to the anticipated use of proceeds from the sale of the Initial Notes;

(4) Indebtedness owed to and held by the Company, the Corporate Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, the Corporate Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company or the Corporate Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(5) Indebtedness of the Company or any Restricted Subsidiary under any Interest Protection Agreements in a notional amount no greater than the outstanding principal amount (at the time the related Interest Protection Agreement is entered into) of the Indebtedness being hedged;

(6) Purchase Money Indebtedness and Capitalized Lease Obligations Incurred by the Company or any Restricted Subsidiary in connection with the acquisition of equipment and fixtures or other Property in an aggregate principal amount outstanding at any one time (including all Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause (6)) not to exceed $10,000,000 (which amount shall not include any obligations that would not be required to be classified or accounted for as Capital Lease Obligations in accordance with GAAP as of March 31, 2011, without giving effect to any changes therein after the Issue Date);

(7) to the extent a portion of the Original Notes are redeemed or repurchased and retired, Indebtedness of the Company or any Guarantor in an aggregate amount (including all Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause (7)) not to exceed the lesser of (x) 75% of the aggregate principal amount of the Notes so redeemed or repurchased and retired and (y) $100,000,000;

(8) Indebtedness of the Company or any Guarantor which, together with all other Indebtedness Incurred under this clause (8), including all Indebtedness Incurred to Refinance any Indebtedness Incurred under this clause (8), does not exceed $25,000,000 aggregate principal amount outstanding at any one time;

(9) all obligations under any arrangement (including (x) adjustments to land purchase price and (y) profit participations) by which future payments are due to the sellers of real property acquired by either of the Issuers or any Restricted Subsidiary after a specified period of time following such acquisition or at the time of the subsequent sale of the subject real property, which future payments (i) are based on the subsequent sale price of the subject real property, the allocated costs of developing the subject real property or an amount specified at the time of such acquisition and (ii) may include fixed minimum amounts in respect of such arrangements and true-up payments;

(10) Refinancing Indebtedness Incurred by the Company or any Guarantor in respect of (i) any Coverage Indebtedness or (ii) any Permitted Indebtedness Incurred pursuant to clause (2) or (3) above or this clause (10);

(11) bank overdrafts arising in the ordinary course of business;

(12) obligations under an agreement with any government authority, adjoining (or common masterplan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(13) Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of the failure of the Company or any Restricted Subsidiary to make a required capital contribution therein; provided, however, that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related joint venture;

(14) obligations relating to, and guarantees and pledges of assets Incurred in the ordinary course of business in respect of (x) surety bonds and (y) payments due in respect of community facility district, metro-district, mello-roos, subdivision improvement and similar bonding requirements;

(15) repayment guarantees that constitute Investments made pursuant to the JV Payment Basket; provided, however, that, after giving effect to such guarantees, the Company could invest at least $1.00 in a Restricted Investment pursuant to Section 4.07(b)(xiii);

(16) Indebtedness that is Non-Recourse Indebtedness with respect to the Company and the Restricted Subsidiaries;

(17) any guarantee by the Company or any Guarantor of any Coverage Indebtedness or any Permitted Indebtedness (other than Permitted Indebtedness incurred pursuant to clause (13) or (16) above); provided, however, that in the event such Indebtedness that is being guaranteed is subordinated to the Notes or a Guarantee, as the case may be, then the related guarantee shall be subordinated in right of payment to the Notes or such Guarantee, as the case may be; and

(18) any Indebtedness Incurred by the Corporate Issuer as a co-issuer or co-guarantor of such Indebtedness with the Company.

“Permitted Investment” means

(1) Cash Equivalents;

(2) guarantees (but not payments thereon) with respect to Specified Obligations;

(3) any Investment in (a) the Company or any Guarantor or (b) any Person that becomes a Guarantor as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Guarantor;

(4) any receivables, loans or other consideration taken by either of the Issuers or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture; provided that non-cash consideration received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral;

(5) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other Property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

(6) Investments in Interest Protection Agreements permitted by the Indenture;

(7) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1,000,000 shall have been approved by the Governing Body of the Company or a committee thereof consisting of disinterested members;

(8) obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(9) guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, entitlement and development of real property;

(10) guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business;

(11) prepaid expenses, negotiable instruments held for collection and insurance, lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(12) current Investments acquired in the ordinary course of business for cash management purposes; and

(13) guarantees and related extensions of credit constituting Permitted Indebtedness (other than Indebtedness incurred pursuant to clause (15) of the definition of “Permitted Indebtedness”, but including, in case of clause (1) of the definition of “Permitted Indebtedness”, any payments made in respect of letters of credit issued pursuant to such clause) or Coverage Indebtedness.

“Permitted Liens” means

(1) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely Property abandoned or in the process of being abandoned,

(2) Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

(3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security,

(4) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case Incurred in the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(5) attachment or judgment Liens not giving rise to a Default,

(6) recorded or unrecorded easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities and other similar charges, burdens and encumbrances which do not, individually or in the aggregate, materially impair the use or development of the assets to which they relate in the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(8) Liens securing Indebtedness Incurred pursuant to clauses (1), (5) and (7) of the definition of “Permitted Indebtedness”; provided, however, that any such Liens rank pari-passu with the Notes and such Indebtedness is subject to the Intercreditor Agreement,

(9) Liens securing Indebtedness Incurred pursuant to clause (9) of the definition of “Permitted Indebtedness”; provided, however, that such Liens apply only to the Property acquired in connection with the Incurrence of such Indebtedness and related properties acquired from the same seller,

(10) Liens securing (i) the Original Notes, the Guarantees thereof and other Obligations (other than Additional Notes) under the Indenture and the Security Documents and in respect thereof and (ii) any obligations owing to the Trustee or the Collateral Agent under the Indenture, the Intercreditor Agreement or the Security Documents,

(11) Liens securing Non-Recourse Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary,

(12) Liens securing Indebtedness Incurred pursuant to clause (6) of the definition of “Permitted Indebtedness”; provided, however, that such Liens apply only to the Property acquired in connection with the Incurrence of such Indebtedness,

(13) Liens on Property or assets of the Company, the Corporate Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary owing to the Company, the Corporate Issuer or one or more Restricted Subsidiaries,

(14) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(15) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, however, that such sale is not otherwise prohibited under the Indenture,

(16) any right of a lender or lenders to which the Company, the Corporate Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Corporate Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

(17) any pledge or deposit of cash or Property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(18) Liens for homeowner and property owner association developments and assessments,

(19) Liens on deposits made in the ordinary course of business as security for the obligations of the Company, the Corporate Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

(20) Liens on Property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, however that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

(21) Liens on Property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, however, that such Liens were in existence prior to the contemplation of such acquisition,

(22) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods,

(23) Liens Incurred in the ordinary course of business to secure (i) profit and price participation arrangements and (ii) fees, taxes and carry costs on, in respect of or owing to governmental issuers (including enterprises thereof) of community facility district, mello-roos, metro-district or similar bonding obligations,

(24) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (9), (10), (12), (20) or (21); provided, however, that:

(A)	such new Lien shall be limited to all or part of the same Property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such Property or proceeds or distributions thereof); and

(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (9), (10), (12), (20) or (21) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing,

(25) Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary,

(26) Liens of lessor, sublessor or licensor arising under any lease, sublease or license entered into by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary, and covering only the Property or assets so leased, subleased or licensed,

(27) any (i) interest or title of a lessor or sublessor under any lease of a Property or asset not prohibited by the Indenture, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease,

(28) pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real Property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder,

(29) Liens, encumbrances or other restrictions contained in any joint venture agreement entered into by the Company or any Restricted Subsidiary with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture,

(30) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of Property leased by the Company or any Restricted Subsidiary, in each case with respect to the Property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease,

(31) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business, and

(32) Liens securing Indebtedness described under clause (8) of the definition of “Permitted Indebtedness”; provided, however, that to the extent such Indebtedness constitutes Indebtedness of the type described in clause (1) of the definition of “Indebtedness” (other than a note evidencing the deferred purchase price of Property), any such Liens rank pari-passu with the Notes and such Indebtedness is subject to the Intercreditor Agreement.

“Permitted Priority Liens” means Permitted Liens permitted by clauses (6), (9), (11), (12), (15), (18), (23), (24) (to the extent the Refinancing pertains to Indebtedness secured by Liens referred to in clause (12)), (28) and (32) (unless required pursuant to such clause (32) to rank pari-passu with the Notes) of the definition of “Permitted Liens”.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any bankruptcy proceeding, whether or not allowed or allowable in any such bankruptcy proceeding.

“Preferred Equity Interests” of any Person means all Equity Interests of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP, including Equity Interests and Indebtedness of other Persons.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any Property to be used in the ordinary course of business by the Company and the Restricted Subsidiaries; provided, however, that (a) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (b) such Indebtedness shall be Incurred no later than 180 days after the acquisition of such Property or completion of such construction or improvement.

“Qualified Equity Interests” of a Person means Equity Interests of such Person other than:

(1) any Disqualified Equity Interests;

(2) any Equity Interests sold to a Subsidiary of such Person or a Company Equity Plan;

(3) any Equity Interests financed, directly or indirectly, using funds borrowed from such Person, a Subsidiary of such Person or any Company Equity Plan or contributed, extended, advanced or guaranteed by such Person, a Subsidiary of such person or any Company Equity Plan;

(4) any Equity Interests issued upon conversion of, or issued in exchange for, debt securities owned by any Subsidiary of such Person or Company Equity Plan;

(5) any Equity Interests issued in connection with any cash contribution made in accordance with Section 4.07(b)(vi); and

(6) except for purposes of the definition of “Excluded Contribution”, any Equity Interest to the extent the cash or Cash Equivalents received in connection therewith are designated as Excluded Contributions.

Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.

“Real Estate Business” means homebuilding, housing construction, real estate (including masterplan) development or construction and the sale of homes and related real estate activities, including the provision of mortgage financing or title insurance or any other business substantially related or reasonably incidental thereto.

“Real Property Collateral Management Agreement” means the Real Property Collateral Management Agreement, dated as of the Issue Date, among the Issuers, the Guarantors and the Collateral Agent.

“Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or the Corporate Issuer or (B) Indebtedness of the Company, the Corporate Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means (i) with respect to the Initial Notes, the Registration Rights Agreement dated the Issue Date among the Issuers, the Guarantors party thereto and the Initial Purchaser with respect to the Initial Notes, and (ii) with respect to any Initial Additional Notes, any registration rights agreements among the Issuers, the Guarantors party thereto and any initial purchasers or dealer managers party thereto relating to rights given by the Issuers to the purchasers of Initial Additional Notes to register such Initial Additional Notes or exchange them for Exchange Notes registered under the Securities Act.

“Required Dedication” means a dedication or conveyance of any Property at the direction of a governmental authority or a public utility, or pursuant to or in connection with a development agreement, or to a homeowners or condominium owners association, to (i) such governmental authority (or any designee of such governmental authority), (ii) a utility provider, (iii) a special foundation which holds land for preservation of the environment or (iv) a homeowners or condominium owners association, in any case for parks, schools, recreation centers, common community facilities, public streets, utility easements and installations, slopes or other rights-of-way or public use, in each case in the ordinary course of business (as determined by the Company in good faith and in the exercise of its reasonable commercial judgment).

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of the trust created by the Indenture.

“Restricted Investment” has the meaning ascribed to it in the definition of “Restricted Payment”.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company, the Corporate Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company, the Corporate Issuer or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of the Corporate Issuer or Restricted Subsidiaries, dividends or distributions payable ratably to the Company, the Corporate Issuer or a Restricted Subsidiary and each other Person entitled thereto);

(2) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, the Corporate Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Corporate Issuer or any Restricted Subsidiary);

(3) any Investment (other than any Permitted Investment), including any Investment in any joint venture, any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) or any Investment in a Restricted Subsidiary that is not a Guarantor (each Investment described in this clause (3), a “Restricted Investment”);

(4) the purchase, repurchase, redemption, acquisition or retirement for value, prior to one year before the date for any scheduled maturity, sinking fund or amortization or other principal installment payment, of any Subordinated Indebtedness (other than (a) Indebtedness permitted under clause (4) of the definition of “Permitted Indebtedness” or (b) the purchase, repurchase, redemption, defeasance, or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, amortization or principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); and

(5) any payment by either Issuer or any Restricted Subsidiary with respect to a Specified Obligation.

“Restricted Period” means the relevant 40-day “distribution compliance period” as such term is defined in Regulation S, which, for each relevant Note, commences on the date such Note is issued.

“Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary, including the Corporate Issuer.

“Sale/Leaseback Transaction” means an arrangement relating to Property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such Property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor to its debt rating business.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” mean the Security Agreement dated as of the Issue Date, among the Issuers, the Grantors party thereto and the Collateral Agent in respect of the Indenture, as amended and restated or otherwise modified from time to time.

“Security Documents” means the security documents, including the Mortgages and the Security Agreement, granting or perfecting a security interest in any Property or assets of any Person to secure the Indebtedness and related Obligations under the Notes, the Guarantees, the LC Facility Agreement and any other Pari-Passu Lien Obligations, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date and, for purpose of determining whether an Event of Default has occurred, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Specified Obligations” means (1) interest-coverage, re-margin and completion guarantees with respect to (a) any joint venture in which either Issuer or any Restricted Subsidiary has a direct or an indirect equity interest or (b) the Baker JV, (2) customary “bad-boy” guarantees, (3) guarantees of Affiliate Obligations existing on the Issue Date (and any extension, modification or replacement of such Affiliate Obligation provided that such extension, modification or replacement does not increase the obligations of the Company or any Restricted Subsidiary with respect to such Affiliate Obligations) and (4) tax payments (including interest and penalties) or Tax Distributions, as applicable, attributable to any U.S. Federal income tax proceeding (whether or not still contested or subject to appeal) regarding the completed contract method (as defined in U.S. Treasury Regulation Section 1.460-4(d)) of accounting for periods prior to 2011 (other than any increase in taxes payable for periods after 2010 as a result of such proceeding).

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means Indebtedness subordinated in right of payment to the Notes, or the Guarantees, as the case may be, pursuant to a written agreement and includes any Indebtedness ranking equally in right of payment to the Notes or the applicable Guarantee, as the case may be, but unsecured or secured by the Collateral on a basis entirely junior to that of the Notes and the Guarantees.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Equity Interests having ordinary voting power to elect a majority of the Governing Body or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Tax Distribution Agreement” means the Tax Distribution Agreement dated as of the Issue Date among the Company, the direct and indirect holders of ownership interests in the Company, and each of the Persons party to the Sixth Amended and Restated Agreement of Limited Partnership of Shea Homes Limited Partnership, dated as of April 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time).

“Tax Distributions” means, so long as the Company is treated as a pass-through or disregarded entity for United States Federal income tax purposes, the distributions in respect of income taxes permitted under Section 2 of the Tax Distribution Agreement as in effect on the Issue Date.

“Tie In Jurisdiction” means a jurisdiction in which a “tie-in” endorsement may be obtained for a title insurance policy covering Property located in such jurisdiction which endorsement effectively ties coverage to other title insurance policies covering properties located in other jurisdictions; the parties acknowledge that as of the date hereof, each of California, Colorado, Nevada, Arizona and Washington State is a Tie In Jurisdiction and Florida is not a Tie In Jurisdiction.

“Title Company” means Fidelity National Title Insurance Company and such successor and additional title companies as may be approved in writing by the Collateral Agent.

“Title Policy” means, with respect to any real property, either (i) an ALTA 2006 Form mortgagee’s Policy of Title Insurance or other form acceptable to the Collateral Agent, or (ii) a sub-policy which is issued together with a master ALTA 2006 Form mortgagee’s Policy of Title Insurance in any state in a Tie In Jurisdiction in which multiple Real Properties are located, which master policy shall include a tie-in endorsement aggregating the coverage of all of the sub-policies issued in such state, each in favor of the Collateral Agent for the benefit of the Pari-Passu Lien Secured Parties (as defined in the Intercreditor Agreement) with respect to such real property, including endorsements with respect to such items of coverage as the Collateral Agent may reasonably request and which endorsements are available, including with respect to any Title Policy issued in a Tie In Jurisdiction, a tie in endorsement increasing the coverage amount of such policy to the aggregate amount of coverage of all Title Policies issued in all Tie In Jurisdictions for which Title Policies have been issued, issued by Title Company and with, if and to the extent required by the Collateral Agent, reinsurance (with direct access agreements) with title insurance companies acceptable to the Collateral Agent, showing the fee simple title to the land and improvements described in the applicable Mortgage as vested in an Issuer or a Guarantor, and insuring that the Lien granted by such Mortgage is a valid Lien against such real property in favor of Collateral Agent for the benefit of the Pari-Passu Lien Secured Parties, subject only to (x) matters that are not of public record and (y) Permitted Liens. No Title Policy is or will be required to include extended coverage with respect to mechanics’ liens.

“Trustee” means the party named as such in the preamble of the Indenture until such time, if any, a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means

(1) Partners Insurance Company and its Subsidiaries and

(2) any other Subsidiary of the Company (other than the Corporate Issuer) so designated after the Issue Date by a resolution adopted by the Governing Body of the Company or a duly authorized committee thereof as provided below; provided, however, that (a) the holders of Indebtedness of such Subsidiary of the Company do not have direct or indirect recourse against the Company, the Corporate Issuer or any Restricted Subsidiary, and neither the Company, the Corporate Issuer nor any Restricted Subsidiary otherwise has liability for, or any payment obligations in respect of, such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that (i) the amount thereof constitutes a Restricted Payment permitted by the Indenture, (ii) in the case of Non-Recourse Indebtedness, such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness”, or (iii) such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Corporate Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity as a result of a default on any Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary.

Subject to the foregoing, the Governing Body of the Company or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary and its Subsidiaries will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.07, to the extent provided therein, (2) the Company must be permitted under Section 4.07 to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Governing Body of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be Incurred under Section 4.06 and (2) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could Incur $1.00 of additional Coverage Indebtedness under Section 4.06.

Any such designation or redesignation by the Governing Body of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Governing Body of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries.

“U.S. Government Obligations” means non-callable, non-payable bonds, notes, bills or other similar obligations issued or guaranteed by the United States government or any agency thereof the full and timely payment of which are backed by the full faith and credit of the United States.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the sum of all such payments described in clause (a)(i) of this definition.

“$” means U.S. dollars.

SECTION 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) “herein”, “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article other subdivision;

(c) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(d) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(e) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines;

(f) references to the Issuers mean either the Issuers or the applicable Issuer as the context requires and references to an Issuer mean either such Issuer or the Issuers as the context requires;

(g) “including” means including without limitation;

(h) “or” is not exclusive;

(i) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured indebtedness;

(j) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and

(k) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

SECTION 1.03. Other Definitions.

Term	Defined in Section
act	13.02(b)(i)
Affiliated Persons	4.13(a)
Affiliated Transaction	4.13(a)
Agent Members	Appendix
Appendix	2.01
Applicable Premium	Appendix
Applicable Procedures	Appendix
Asset Sale Offer	4.10(d)
cash transaction	7.03(a)
Clearstream, Luxembourg	Appendix
Comparable Treasury Issue	Appendix
Comparable Treasury Price	Appendix
Covenant Defeasance	8.02
Coverage Indebtedness	4.06(a)
Change of Control Offer	4.12(a)
Definitive Note	Appendix
Depository	Appendix
Euroclear	Appendix
Event of Default	5.01
expiration date	3.03(b)(iv)
Excess Proceeds	4.10(d)
Global Notes	Appendix
Incur	4.06(a)
Legal Defeasance	8.01
Notes Custodian	Appendix
offer	3.03(a)
Offer to Purchase	3.03(a)
Pari-Passu Indebtedness	4.10(d)
Pari-Passu Liens	11.01
Paying Agent	2.03
Primary Treasury Dealer	Appendix
Private Exchange	Appendix
Private Exchange Notes	Appendix
Purchase Agreement	Appendix
purchase amount	3.03(b)(ii)
purchase date	3.03(b)(iv)
Quotation Agent	Appendix
QIB	Appendix
Reference Treasury Dealer	Appendix
Reference Treasury Dealer Quotations	Appendix
Registered Exchange Offer	Appendix
Registrar	2.03
Regulation S	Appendix
Regulation S Global Note	Appendix
Regulation S Permanent Global Note	Appendix

Term	Defined in Section
Regulation S Temporary Global Note	Appendix
Repurchase Date	4.12(a)
Restricted Notes Legend	Appendix
Restricted Period	Appendix
Rule 144A	Appendix
Rule 144A Global Note	Appendix
Rule 144A Notes	Appendix
self-liquidating paper	7.03(b)
Shelf Registration Statement	Appendix
Successor	4.14(a)(i)
Transfer Restricted Notes	Appendix

ARTICLE II

The Notes

SECTION 2.01. Form and Dating. Provisions relating to the Original Securities and the Additional Notes are set forth in the Rule 144A/Regulation S Appendix (the “Appendix”) which is hereby incorporated in, and expressly made part of, the Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, the Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix are part of the terms of the Indenture.

SECTION 2.02. Execution and Authentication. (a) An Officer for each of the Company and the Corporate Issuer shall sign the Notes for the Company and the Corporate Issuer, respectively, by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under the Indenture.

(b) On the Issue Date, the Trustee shall authenticate and deliver $750,000,000 of 8.625% Senior Secured Notes Due 2019 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified by the Issuers, in each case upon a written order of the Issuers signed by an Officer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Sections 4.06 and 4.08. The aggregate principal amount of Notes outstanding at any time is unlimited.

(c) The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. (a) The Issuers shall maintain an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

(b) The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to the Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of the Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any wholly-owned Restricted Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

(c) The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Notes.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If the Company or a Subsidiary thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note. Every replacement Note is an additional Obligation of the Issuers.

SECTION 2.08. Outstanding Notes. (a) Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Note does not cease to be outstanding because either of the Issuers or an Affiliate of either of the Issuers holds the Note.

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

(c) If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes.

Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

SECTION 2.10. Cancelation. The Issuers at any time may deliver Notes to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancelation and deliver evidence of such cancelation to the Issuers. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancelation.

SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Issuers may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Notes.

SECTION 2.13. Issuance of Additional Notes. (a) After the Issue Date, the Issuers shall be entitled, subject to their compliance with Sections 4.06 and 4.08, to issue Additional Notes under the Indenture, which Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Notes issued under the Indenture shall be treated as a single class for all purposes of the Indenture including waivers, amendments, redemptions and offers to purchase.

(b) With respect to any Additional Notes, the Issuers shall set forth in resolution of the Board of Managers and Board of Directors, as applicable, and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture and the provision of Section 4.06 that the Issuers are relying on to issue such Additional Notes; and

(2) the issue price, the issue date and the CUSIP number of such Additional Notes, if any; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code.

ARTICLE III

Optional Redemption; Offer to Purchase

SECTION 3.01. Sinking Fund; Mandatory Redemption. There is no sinking fund for, or mandatory redemption of, the Notes.

SECTION 3.02. Method and Effect of Redemption. (a) If the Issuers elect to redeem Notes pursuant to paragraph 4 thereof, the Issuers must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 45 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method the Trustee in its sole discretion deems fair and appropriate (subject to the procedures of DTC), in denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof. The Trustee will notify the Issuers promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date. Notices of redemption may not be conditional.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(i) the redemption date;

(ii) the redemption price, including the portion thereof representing any accrued interest, if any;

(iii) the place or places where Notes are to be surrendered for redemption (Notes called for redemption must be so surrendered in order to collect the redemption price);

(iv) that on the redemption date, the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(v) that if any Note is redeemed in part, the portion of the principal amount thereof to be redeemed, and that on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(vi) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Issuers shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

SECTION 3.03. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Issuers to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Issuers will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of their obligation to make an Offer to Purchase, and the offer will be sent by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(i) the provision of the Indenture pursuant to which the Offer to Purchase is being made;

(ii) the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuers pursuant to the Offer to Purchase (including, if less than 100%, the paragraph of the Notes pursuant to which such offer is made) (the “purchase amount”);

(iii) the purchase price, including the portion thereof representing accrued interest, if any;

(iv) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v) information concerning the business of the Company which the Issuers in good faith believe will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include:

(A) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company, other than to the extent such information is contained in the Company’s filings with the SEC and incorporated in the offer by reference,

(B) a description of material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Issuers to make the Offer to Purchase), and

(C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuers to make the Offer to Purchase;

(vi) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof;

(vii) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuers or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix) interest on any Note not tendered, or tendered but not purchased by the Issuers pursuant to the Offer to Purchase, will continue to accrue;

(x) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(xi) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuers or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xii) (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers will purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuers will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof;

(xiii) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(xiv) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Issuers will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Issuers will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Notes. (a) The Issuers agree to pay the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes and the Indenture. The Issuers shall pay Additional Interest, if any, in the amounts set forth in the applicable Registration Rights Agreement. Not later than 9:00 a.m. (New York City time) on the due date of any principal of, premium, if any, or interest, if any, on, any Notes, or any redemption or purchase price of the Notes, the Issuers will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts; provided, however, that if the Issuers or any Affiliate of the Issuers is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case, the Issuers will promptly notify the Trustee of their compliance with this paragraph.

(b) An installment of principal, premium, if any, or interest, if any, will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuers or any Affiliate of the Issuers) holds on that date money designated for and sufficient to pay the installment. If the Issuers or any Affiliate of the Issuers acts as Paying Agent, an installment of principal, premium, if any, or interest, if any, will be considered paid on the due date only if paid to the Holders.

(c) The Issuers agree to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest, if any, at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Issuers will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

SECTION 4.02. Maintenance of Office or Agency. The Issuers will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and the Indenture may be served. The Issuers hereby initially designate the Corporate Trust Office of the Trustee as such office of the Issuers. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Existence. The Issuers will each do or cause to be done all things necessary to preserve and keep in full force and effect their existence and the existence of each of the Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Issuers and each Restricted Subsidiary; provided, however, that the Issuers are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further, however, that this Section not prohibit any transaction otherwise permitted by Section 4.10 or Section 4.14.

SECTION 4.04. [Reserved].

SECTION 4.05. [Reserved].

SECTION 4.06. Limitations on Indebtedness. (a) The Issuers will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, become liable for or guarantee the payment of (collectively, “Incur”) any Indebtedness (including Acquired Indebtedness) unless, immediately after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 (any such Indebtedness Incurred pursuant to this paragraph being herein referred to as “Coverage Indebtedness”).

(b) Notwithstanding Section 4.06(a), the Company and the Restricted Subsidiaries may Incur Permitted Indebtedness.

(c) For purposes of determining compliance with this covenant:

(i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Permitted Indebtedness, the Issuers, in their sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the categories of Permitted Indebtedness or as Coverage Indebtedness;

(ii) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness permitted above; and

(iii) any Permitted Indebtedness originally classified as Incurred pursuant to one of the clauses in the definition of “Permitted Indebtedness” (other than pursuant to clause (1)) may later be reclassified by the Company such that it will be deemed as having been Incurred as Coverage Indebtedness or as Permitted Indebtedness pursuant to another clause in the definition of “Permitted Indebtedness”, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant thereto at the time of such reclassification.

(d) The Issuers will not, and will not cause or permit any Guarantor to, directly or indirectly, Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of such Issuer or Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the applicable Issuer or such Guarantor, as the case may be.

SECTION 4.07. Limitations on Restricted Payments. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(i) no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(ii) immediately after giving effect to such Restricted Payment, the Company could Incur at least $1.00 of Coverage Indebtedness pursuant to Section 4.06(a); and

(iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the Issue Date (other than those Restricted Payments described in Section 4.07(b)(iii) through Section 4.07(b)(xiii)) does not exceed the sum of:

(A) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including the first day of the Company’s fiscal quarter during which the Issue Date occurs and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds of and the Fair Market Value of any Property or other asset received by the Company from (1) any capital contribution to the Company after the Issue Date or any issue or sale after the Issue Date of any Qualified Equity Interests and (2) the issue or sale after the Issue Date of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Equity Interests that have been so converted or exercised, plus

(C) in the case of a distribution on or disposition or repayment of any Restricted Investment, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (A)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Equity Interests) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (A)), plus

(D) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of “Unrestricted Subsidiary” (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (A)), an amount equal to the lesser of (x) the proportionate interest of the Company or any Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Unrestricted Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Unrestricted Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary.

(b) Section 4.07(a) will not prohibit:

(i) the payment of any dividend or redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of the preceding paragraph as of the date of declaration (and the payment itself will be deemed to have been paid on such date of declaration);

(ii) any Restricted Payment made in exchange for, or out of the net proceeds of the substantially concurrent sale of, Qualified Equity Interests;

(iii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value by the Company of any Subordinated Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary in exchange for, or out of proceeds of, Refinancing Indebtedness Incurred as permitted by and in compliance with Section 4.06;

(iv) Restricted Investments after the Issue Date not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $10,000,000;

(v) Restricted Investments after the Issue Date in joint ventures not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $100,000,000; provided, however, that, at the time any such Investment is made, the net book value of the Company’s inventory (including “work-in-progress” inventory, land held for development and land held for sale) and cash securing the Notes and any other Pari-Passu Lien Obligations is at least 275% of the aggregate principal amount of the Notes then outstanding plus the aggregate amount of such other Pari-Passu Lien Obligations;

(vi) Restricted Payments made after the Issue Date in respect of Specified Obligations not to exceed $70,000,000; provided, however, that such Restricted Payments may exceed $70,000,000 to the extent that the Company receives a cash equity contribution from JFSCI in the amount of such excess within 10 Business Days following such Restricted Payment;

(vii) Tax Distributions (other than payments with respect to Specified Obligations);

(viii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary with the proceeds of the offering of the Notes as described in the Offering Circular;

(ix) the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of the Company or any of its Restricted Subsidiaries issued in accordance with and to the extent permitted by Section 4.06; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom);

(x) repurchases of Equity Interests deemed to occur upon exercise of equity options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xi) Restricted Payments that are made with Excluded Contributions;

(xii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described in Section 4.10 and Section 4.12; provided, however, that all Notes tendered by Holders in connection with an Asset Sale Offer or a Change of Control Offer, as applicable, have been purchased, redeemed, defeased or acquired for value; or

(xiii) Restricted Investments after the Issue Date in joint ventures (other than amounts expended in respect of Specified Obligations) in an amount not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $70,000,000 (any Investment made pursuant to this clause (xiii) being an Investment made pursuant to the “JV Payment Basket”).

(c) For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by either of the Issuers or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

SECTION 4.08. Limitations on Liens. The Company will not, and will not cause or permit any Restricted Subsidiary to, create, Incur or suffer to exist any Liens, other than Permitted Liens, on any of their respective Properties.

SECTION 4.09. Limitations on Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in, or measured by, its profits, owned by the Company, the Corporate Issuer or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

(ii) make loans or advances to the Company, the Corporate Issuer or any other Restricted Subsidiary, or

(iii) transfer any of its Property or assets to the Company, the Corporate Issuer or any other Restricted Subsidiary.

(b) The encumbrances and restrictions in Section 4.09(a) shall not apply to:

(i) encumbrances or restrictions existing under or by reason of applicable law, including judicial or regulatory actions,

(ii) contractual encumbrances or restrictions in effect at or entered into on the Issue Date,

(iii) any restrictions or encumbrances arising under (A) Acquired Indebtedness or (B) appearing in any agreements acquired or assumed in connection with the acquisition of Property; provided, however, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

(iv) any Permitted Lien, or any other agreement restricting the sale or other disposition of Property, if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

(v) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

(vi) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(viii) encumbrances or restrictions existing under or by reason of (A) the Indenture, the Notes or the Guarantees, (B) the LC Facility Agreement or (C) the definitive agreements governing any other Pari-Passu Indebtedness permitted to be Incurred subsequent to the Issue Date in accordance with Section 4.06; provided, however, that in the case of clause (C), (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such definitive agreements or (ii) the Company determines at the time any such Pari-Passu Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company’s or any Restricted Subsidiary’s ability to make principal or interest payments on the Notes and any other Indebtedness that is an obligation of the Company or any Restricted Subsidiary, as applicable, and (y) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements (as determined by the Company in good faith),

(ix) purchase money obligations that impose restrictions on the Property so acquired of the nature described in Section 4.09(a)(iii),

(x) Liens permitted under the Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(xi) provisions with respect to the disposition or distribution of assets or Property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(xii) customary provisions of any franchise, distribution or similar agreements,

(xiii) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business,

(xiv) any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(xv) any encumbrances or restrictions contained in any joint venture agreement entered into by the Company or any of its Restricted Subsidiaries, to the extent binding upon the assets of the relevant joint venture, together with any encumbrances or restrictions contained in any agreement entered into by any such joint venture; and

(xvi) any encumbrance or restrictions of the type referred to in clauses (i), (ii) or (iii) of Section 4.09(a) imposed by any amendments, modifications, restatements, renewals, supplements, replacements or Refinancings of the contracts, instruments or obligations referred to in clauses (ii), (iii), (viii) and (ix) of Section 4.09(b); provided, however, that such amendments, modifications, restatements, renewals, supplements, replacements or Refinancings are, in the good faith judgment of the Company’s Governing Body, no more restrictive in any material respect with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, replacement or Refinancing.

SECTION 4.10. Limitations on Asset Dispositions. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless: (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof (or at least 90% of the Fair Market Value thereof in the case of a Sale/Leaseback Transaction of a model house), and (y) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

(b) The amount of (i) any Indebtedness (other than any Subordinated Indebtedness) of either the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition (provided that the Company or Restricted Subsidiary, as the case may be, making the Asset Disposition is released from its obligations with respect to such Indebtedness), (ii) any notes or other obligations received by the Company or any Restricted Subsidiary which are immediately converted into cash and (iii) the Fair Market Value of any Property or other asset (including Equity Interests of any Person that will be a Restricted Subsidiary following receipt thereof) received that are used or useful in a Real Estate Business (provided that to the extent that the assets disposed of in such Asset Disposition were Collateral, such Property or assets are pledged as Collateral under the Security Documents substantially contemporaneously with such sale, to the extent required to do so pursuant to such Security Documents), shall be deemed to be consideration required by Section 4.10(a)(y) for purposes of determining the percentage of such consideration received by the Company or Restricted Subsidiary, as the case may be.

(c) The Net Cash Proceeds of an Asset Disposition shall, within one year of such Asset Disposition, at the Company’s election, (a) be used by either of the Company or a Restricted Subsidiary to invest in assets (including Equity Interests of any Person that is or will be a Restricted Subsidiary following investment therein) used or useful in the Real Estate Business of the Company and the Restricted Subsidiaries (provided that to the extent that the assets disposed of in such Asset Disposition were Collateral, such assets are pledged as Collateral under the Security Documents to the extent required to do so pursuant to such Security Documents), (b) be used to permanently prepay or permanently repay any (1) Indebtedness which had been secured by the assets sold in the relevant Asset Disposition or (2) Indebtedness of a Restricted Subsidiary that is not a Guarantor, to the extent the assets sold were not Collateral, or (c) be applied to make an offer to purchase Notes and, if the Company or a Restricted Subsidiary elects or is required to do so, to repay, purchase or redeem any other Pari-Passu Lien Obligations (or cash collateralize letters of credit that constitute Pari-Passu Lien Obligations Incurred in connection with Indebtedness Incurred pursuant to clause (1) of the definition of “Permitted Indebtedness” or a Credit Facility) and, if the Company or a Restricted Subsidiary elects or is required to do so and the assets disposed of were not Collateral, repay, purchase or redeem any unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase, redemption or cash collateralization is less than the aggregate amount of (i) the principal amount of the Notes tendered in such offer to purchase, (ii) the lesser of the principal amount, or accreted value, of such other Pari-Passu Lien Obligations tendered or to be repaid, redeemed, repurchased or cash collateralized and (iii) the lesser of the principal amount, or accreted value, of such unsubordinated Indebtedness tendered or to be repaid, repurchased or redeemed, plus, in each case, accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase, repayment or redemption. Pending any such application under this paragraph, Net Cash Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by the Indenture.

(d) Any Net Cash Proceeds from the Asset Disposition that are not invested or applied as provided and within the time period set forth in paragraph (c) above (which will include the Fair Market Value of any Cash Equivalents and Marketable Securities received in connection with such Asset Disposition which have not been converted into cash) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari-passu with the Notes (“Pari-Passu Indebtedness”), to the holders of such Pari-Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Pari-Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $10,000,000 by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

(e) To the extent that the aggregate amount of Notes and such Pari-Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes and the Pari-Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and such Pari-Passu Indebtedness will be purchased on a pro rata basis based on the principal amount (or accreted value, as applicable) of the Notes and such Pari-Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reduced by the amount of such Asset Sales Offer.

(f) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

SECTION 4.11. Future Guarantors. The Company shall cause each wholly-owned Restricted Subsidiary (other than any wholly-owned Subsidiary that is prohibited from becoming a Guarantor as a result of any requirement of law, rule or regulation binding on such Subsidiary) that Incurs any Indebtedness to, contemporaneously, (i) execute and deliver to the Trustee a supplemental indenture in the form of Exhibit A pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture and applicable to the other Guarantors and (ii) execute and deliver an amendment, supplement or other instrument in respect of the Security Documents necessary to cause such Restricted Subsidiary to become a grantor thereunder and take all action required thereunder to perfect the Liens created thereunder, as well as to execute and deliver to the Trustee joinders to the Intercreditor Agreement, in each case at the time such Person becomes a Restricted Subsidiary or Guarantees any such Indebtedness, as applicable.

SECTION 4.12. Repurchase of Notes upon Change of Control. (a) In the event that there shall occur a Change of Control, each Holder of the Notes shall have the right, at such Holder’s option, to require the Issuers to purchase all or any part of such Holder’s Notes (a “Change of Control Offer”) on a date (the “Repurchase Date”) that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) On or before the thirtieth day after any Change of Control, the Issuers are obligated to mail or cause to be mailed to all Holders of record of the Notes with a copy to the Trustee, a notice stating (i) that a Change of Control has occurred and each Holder has a right to require the Issuers to purchase such Holder’s Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), (ii) the Repurchase Date, (iii) the date by which the repurchase right must be exercised, and (iv) the procedure which the Holder must follow to exercise such right. To exercise such right, the Holder of such Note must deliver, at least 10 days prior to the Repurchase Date, written notice to the Issuers (or an agent designated by the Issuers for such purpose) of the Holder’s exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuers.

(c) The Issuers will comply with applicable law, including Section 14(e) of the Exchange Act, and Rule 14e-1 thereunder, if applicable, if the Issuers are required to give a notice of a right of repurchase as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.12 by virtue thereof.

SECTION 4.13. Limitations on Transactions with Affiliates. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any Property or assets to or for the benefit of, or purchase or lease any Property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company, (ii) any Affiliate of any of the Company’s Subsidiaries, (iii) any holder of 10% or more of the Common Equity of the Company or (iv) any Affiliates of such holders (collectively, “Affiliated Persons”), in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could reasonably be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’slength basis with Persons who are not Affiliated Persons.

(b) In addition, the Company will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction:

(i) in the case of transfers of real property involving more than $10,000,000, unless the consideration paid in respect thereof exceeds the greatest of not less than three Independent Valuations, and

(ii) in all other cases:

(A) having a value of more than $2,000,000 unless the terms of such Affiliate Transaction are set forth in writing and a majority of the Company’s Governing Body has determined in good faith that the criterion set forth in the immediately preceding paragraph has been satisfied, and

(B) having a value of more than $5,000,000 unless the terms of such Affiliate Transaction are set forth in writing and the Company has received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who is not an Affiliated Person.

(c) Notwithstanding the foregoing, an Affiliate Transaction will not include:

(i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Governing Body of the Company,

(ii) Equity Interests issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the holders of Equity Interests of the Company,

(iii) any Permitted Investment (other than Permitted Investments described in clause (3)(b) of the definition of “Permitted Investments”) or Restricted Payment permitted under Section 4.07,

(iv) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliated Person (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)),

(v) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

(vi) any Affiliate Transactions consummated in accordance with written agreements existing on the Issue Date with Affiliates, or entities in which an Affiliate owns an interest, including amendments thereto that are no more favorable to the Affiliate in any material respect than the terms existing on the Issue Date,

(vii) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or such Restricted Subsidiary, as the case may be, the Corporate Issuer or any Restricted Subsidiary, and

(viii) any transaction with an Affiliate that is a joint venture in which the Company or any Restricted Subsidiary has a direct or indirect equity interest so long as the other joint venture partners not constituting Affiliates of the Company or such Restricted Subsidiary, as the case may be, approve the subject transaction.

SECTION 4.14. Limitations on Mergers, Consolidations and Sales of Assets. (a) Neither of the Issuers nor any of the Guarantors will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Corporate Issuer or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition, liquidation or dissolution) unless:

(i) the Person formed by or surviving such consolidation or merger (if other than the Company, the Corporate Issuer or the Restricted Subsidiary, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Corporate Issuer or the Restricted Subsidiary, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture, the Intercreditor Agreement and the Security Documents,

(ii) immediately after giving effect to such transaction, no Default has occurred and is continuing and

(iii) immediately after giving effect to such transaction, the Company (or its Successor) could Incur at least $1.00 of Coverage Indebtedness pursuant to Section 4.06(a).

(b) Section 4.14(a) shall not apply to:

(i) a transaction involving the sale or disposition of Equity Interests of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to Section 6.03,

(ii) a transaction the purpose of which is to change the state of incorporation of the Company, the Corporate Issuer or any Restricted Subsidiary,

(iii) a liquidation or dissolution of any Restricted Subsidiary, other than the Corporate Issuer or

(iv) a sale, lease, conveyance or other disposition of all or substantially all of the assets of any Restricted Subsidiary in connection with the sale or wind-down of retail or other land sales by such Restricted Subsidiary.

(c) Upon any consolidation or merger of either of the Issuers or any Guarantor, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of either of the Issuers or any Guarantor, in each case in accordance with this Section 4.14, in which the any such Issuer or Guarantor is not the continuing obligor under the Notes, the surviving entity formed by such consolidation or into which such Issuer or Guarantor is merged or the Person to which the sale, lease, conveyance, lease or disposition is made will succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Guarantor under this Indenture, the Notes, the Security Documents and Intercreditor Agreement with the same effect as if such surviving entity had been named therein as such Issuer or Guarantor, as applicable. Upon any such consolidation, merger, sale, lease, conveyance or disposition, the Issuers shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (i) with respect to both the Officers’ Certificate and the Opinion of Counsel, stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture, (ii) with respect to the Officers’ Certificate only, that all conditions precedent in the Indenture relating to such transaction have been satisfied and (iii) with respect to the Opinion of Counsel only, if a supplemental indenture is required in connection with such transaction, that the Indenture, as amended by such supplemental indenture, constitutes the legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms

SECTION 4.15. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Property unless:

(i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.06 and (B) create a Lien on such Property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.08;

(ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such Property (or at least 90% of such Fair Market Value in the case of a Sale/Leaseback Transaction of a model house); and

(iii) the Company applies the proceeds of such transaction in compliance with Section 4.10.

SECTION 4.16. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Real Estate Business.

SECTION 4.17. Limitation on Corporate Issuer. The Corporate Issuer may not hold any material assets (other than Indebtedness owing to the Corporate Issuer by the Company or any Restricted Subsidiary and non-material Cash Equivalents), become liable for any obligations or engage in any business activities (other than treasury, cash management and activities incidental thereto); provided, however, that the Corporate Issuer may be a co-obligor or co-guarantor with respect to the Notes or any other Indebtedness or other obligations if the Company is an obligor or guarantor of such Indebtedness or obligations. The Corporate Issuer shall be a wholly-owned Subsidiary of the Company at all times. At any time after the Company or any successor to the Company is a corporation, the Corporate Issuer may merge with or consolidate into the Company or any Subsidiary of the Company.

SECTION 4.18. Limitations Relating to Partners Insurance Company. The Company shall not permit Partners Insurance Company (i) to engage in any business other than its existing business on the Issue Date or (ii) to Incur any Indebtedness.

SECTION 4.19. Reports to Holders of Notes. (a) The Company shall (1) furnish to the Trustee, (2) upon request, furnish to Holders and prospective holders of the Notes and (3) prior to the earlier of (a) consummation of the Exchange Offer and (b) 360 days after the Issue Date, make publicly available on its website, a copy of all of the following information and reports within the time periods specified in the Commission’s rules and regulations applicable to the filing of the related reports:

(i) the description of the business of the Company and all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b) After the earlier of (1) consummation of the Exchange Offer and (2) 360 days after the Issue Date, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, subject to the next sentence, and provide the Trustee and Holders with, such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept any of the Company’s filings for any reason, the Company will post all such reports on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(c) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporate Issuer’s and/or the Company’s compliance with any of its covenants in the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.20. Reports to Trustee. (a) The Issuers are required to deliver to the Trustee an annual statement regarding compliance with the Indenture in accordance with TIA Section 314(a)(4).

(b) The Company shall deliver to the Trustee, on or prior to each Interest Payment Date, an Officers’ Certificate setting forth the amount of Additional Interest, if any, the Issuers are required to pay on that Interest Payment Date. If no Additional Interest is required to be paid on a given Interest Payment Date, no such Officers’ Certificate is required to be delivered to the Trustee for that Interest Payment Date.

(c) All “obligors”, as that term is defined under the Trust Indenture Act, on the Notes, including the Issuers and the Guarantors, will comply with Section 314(a) of the Trust Indenture Act. The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

SECTION 4.21. [Reserved].

SECTION 4.22. Collateral Requirement; Further Assurances; Costs. (a) On the Issue Date, the Issuers and each Guarantor shall grant Liens on all their Property (other than Excluded Property) and take all appropriate steps to cause such Liens to be perfected Liens (subject to Permitted Liens), including through recordation of Mortgages, entry into control agreements, filing of UCC-1 financing statements or otherwise, pursuant to, and to the extent required by, the Security Documents to be entered into on the Issue Date and the Indenture. In addition, the Company shall provide a Title Policy to the Collateral Agent with respect to each Mortgage granted pursuant to this Section 4.22 and the real property described in such Mortgage. For the avoidance of doubt, the requirements of this Section 4.22(a) are subject to Section 4.22(d) below.

(b) If either of the Issuers or any of the Guarantors at any time grants, assumes, perfects or becomes subject to any Lien upon any of its Property (other than Excluded Property) then owned or thereafter acquired as security for any other Pari-Passu Lien Obligation, such Issuer will, or will cause such Guarantor to, as promptly as practical (subject to Section 4.22(d) below):

(i) grant a Lien on such Property to the Collateral Agent for the benefit of the Holders and, to the extent such grant would require the execution and delivery of a Security Document, such Issuer or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the agreement or instrument executed and delivered to secure such other Pari-Passu Lien Obligations;

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted for the benefit of such other Pari-Passu Lien Obligations are perfected; and

(iii) instruct the Collateral Agent to take all action necessary in connection with the foregoing provisions of this Section 4.22(b), including as necessary under the Security Documents.

(c) If either of the Issuers or any Guarantor at any time after the Issue Date acquires any new Property (other than Excluded Property) that is not automatically subject to a Lien under the Security Documents, or a Restricted Subsidiary becomes a Guarantor, such Issuer will, or will cause such Guarantor, subject to the requirements of the Security Documents, to as soon as practical after such Property’s acquisition or it no longer being Excluded Property (subject to the provisions of Section 4.22(d)):

(i) grant a Lien on such Property (or, in the case of a new Guarantor, all of its assets except Excluded Property) to the Collateral Agent for the benefit of the Holders (and, to the extent such grant would require the execution and delivery of a Security Document, such Issuer or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the Security Documents executed and delivered on the Issue Date);

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted on the Issue Date are perfected (including, in the case of real property, through the recordation of Mortgages; and

(iii) instruct the Collateral Agent to take all action necessary in connection with the foregoing provisions of this paragraph including as necessary under the Security Documents.

The Company shall deliver an Opinion of Counsel to the Trustee in respect of any Lien grant referred to by the foregoing provisions of this paragraph by a new Guarantor or with respect to real property, addressing customary matters (and containing customary exceptions) consistent with the Opinion of Counsel delivered on the Issue Date, or within 90 days after the Issue Date in accordance with Section 4.22(d) below, in respect of such matters; provided, however, that an Opinion of Counsel shall not be required with respect to any Mortgage on real property located in a jurisdiction for which an Opinion of Counsel has been previously delivered to the Trustee pursuant to the Indenture. In addition, the Company shall provide a Title Policy to the Collateral Agent with respect to each Mortgage granted pursuant to this Section 4.22(c) and the real property described in such Mortgage.

(d) Notwithstanding anything to the contrary set forth in this Section 4.22 or elsewhere in the Indenture or any Security Document:

(i) any Mortgages (and any related Security Documents) required to be granted pursuant to the Indenture or the Security Documents with respect to real property owned by the Issuers or a Guarantor on the Issue Date shall be granted, together with Opinions of Counsel delivered to the Trustee in respect of the enforceability and validity of such Mortgages and Title Policies to the Collateral Agent with respect to each Mortgage granted pursuant to this Section 4.22 and the real property described in such Mortgage, as soon as commercially reasonable following the Issue Date, but in no event later than 90 days following the Issue Date; and

(ii) in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission of separate financial statements of a Guarantor that are not otherwise required to be filed, then the securities of such Person need not be pledged pursuant to this Section 4.22 and shall automatically be deemed released and to not be and to not have been part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to evidence the release of Liens securing the Notes and the Guarantees on the securities that are so deemed to no longer constitute part of the Collateral.

(e) The Issuers will bear and pay all legal expenses, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Issuers and the Guarantors set forth in this Section 4.22 and will also pay or reimburse the Trustee and Collateral Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee and Collateral Agent in connection therewith, including the reasonable compensation and expenses of the Trustee and Collateral Agent’s agents and counsel.

(f) Neither of the Issuers nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would reasonably be expected to materially impair the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes.

ARTICLE V

Remedies

SECTION 5.01. Events of Default. “Event of Default” means any one or more of the following events:

(i) the failure by the Issuers and the Guarantors to pay interest on, or with respect to, any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii) the failure by the Issuers and the Guarantors to pay the principal of or premium on any Note when the same becomes due and payable at maturity, upon acceleration or otherwise, including pursuant to any required repurchase or optional redemption;

(iii) the failure by the Issuers or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Sections 4.12 and 4.14, which will constitute Events of Default with notice but without passage of time);

(iv) the failure by either of the Issuers or any Restricted Subsidiary to make any principal or interest payment in an amount of $10,000,000 or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of either of the Issuers or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(v) a final judgment or judgments that exceed $10,000,000 or more (net of insurance available to the applicable Issuer or Restricted Subsidiary and expected (in the good faith judgment of the Company) to be available to satisfy such judgment), individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against either of the Issuers or any of the Restricted Subsidiaries and such judgment or judgments is not satisfied, bonded, stayed, annulled or rescinded within 60 days of being entered;

(vi) either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its Property, or

(D) makes a general assignment for the benefit of its creditors;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(B) appoints a Custodian of either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the Property of either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary, or

(C) orders the liquidation of either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

(viii) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared in any judicial proceeding to be null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee); or

(ix) the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the Indenture, the Intercreditor Agreement or the Security Documents) other than in accordance with the terms of the relevant Security Document, the Indenture and the Intercreditor Agreement and other than the satisfaction in full of all Obligations under the Indenture or the release or amendment of any such Lien in accordance with the terms of the Indenture, the Intercreditor Agreement or the Security Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture, the Intercreditor Agreement and the relevant Security Document, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Issuers or any Guarantor.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default as described in subclause (iii) of this Section 5.01 will not be deemed an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Issuers and the Trustee, of the Default and (except in the case of a default with respect to Section 4.12 and Section 4.14) the Issuers do not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”. If such a Default is cured within such time period, it ceases to be a Default.

If an Event of Default (other than an Event of Default with respect to either of the Issuers resulting from subclause (vi) or (vii) of this Section 5.01), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable immediately. Upon such declaration of acceleration, such principal and interest will be due and payable immediately. If an Event of Default with respect to either of the Issuers specified in subclause (vi) or (vii) of this Section 5.01 occurs, the principal of and accrued but unpaid interest on all the Notes will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Issuers or any Holder. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) before any judgment or decree for payment of the moneys due shall have been obtained or entered, the Issuers pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Notes and the principal (and premium, if any) of all the Notes which shall have become due otherwise than by acceleration or shall have been required to be repurchased or redeemed (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Notes to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee and all other amounts due the Trustee under Section 7.07 and (iii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

If the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any reason or shall have been determined to be adverse to the Trustee, then and in every such case the Issuers, the Trustee and the Holders of Notes shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuers, the Trustee and the Holders of Notes shall continue as though no such proceeding had been taken.

Except with respect to an Event of Default pursuant to clause (i) or (ii) of this Section 5.01, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Issuers, a Paying Agent or any Holder.

SECTION 5.02. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, the Indenture or the Security Documents. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

SECTION 5.03. Waiver of Defaults by Majority of Holders. By written notice to the Trustee and the Issuers, the Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any past Default hereunder and its consequences, except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. Upon any such waiver, the Issuers, the Trustee and the Holders of Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.03, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing.

SECTION 5.04. Direction of Proceedings. The Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Trustee in personal liability.

SECTION 5.05. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article (including any proceeds from Collateral received pursuant to the terms of the Security Documents) with respect to outstanding Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Notes and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities Incurred, and all advances made, by the Trustee pursuant to Section 7.07 except as a result of its negligence or bad faith;

SECOND: If the principal of the Notes shall not have become due and be unpaid, to the payment of interest, if any, on the Notes, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, if any, at the rate borne by the Notes, such payment to be made ratably to the Persons entitled thereto;

THIRD: If the principal of the Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal, interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Notes, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest, if any (without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest), ratably to the aggregate of such principal and accrued and unpaid interest, if any; and

FOURTH: To the payment of any surplus then remaining to the Issuers, their successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Notes to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by the Issuers to the Holders of all Notes), purchase, funding or otherwise by or on behalf or with the consent or approval of the Issuers shall be entitled, in case of a default hereunder, to any benefit of the Indenture, except after prior payment in full of the principal of all Notes and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.

SECTION 5.06. Proceedings by Holders. No holder of any Notes shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered such reasonable indemnity as the Trustee may require against the costs, expenses and liabilities to be Incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture or of the Notes to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under the Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

Notwithstanding any other provisions in the Indenture, however, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest, if any, on such Note, on or after the maturity thereof, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

SECTION 5.07. Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

SECTION 5.08. Remedies Cumulative and Continuing. All powers and remedies given by this Article V to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 5.09. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, or in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the then outstanding Notes, or to any suit instituted by any Holders for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Note against the Issuers on or after the due date of such Note.

SECTION 5.10. Notice of Defaults. (a) The Issuers are required to deliver to the Trustee prompt written notice of the occurrence of any Default together with a statement specifying such Default and what action the Issuers are taking or propose to take with respect thereto.

(b) The Trustee shall, within 90 days after the occurrence of a default known to the Trustee, with respect to the Notes, mail to all Holders of Notes, as the names and the addresses of such Holders appear upon the Register, notice of all defaults, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purpose of this Section 5.10(b) being hereby defined to be the events specified in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) of Section 5.01, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (iii) but in the case of any default of the character specified in said clause (iii) no such notice to Holders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (iii)); provided, however, that, except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Notes, or in the payment or satisfaction of any redemption or purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, a trust committee of directors or a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders. Notice to Holders under this Section shall be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

SECTION 5.11. Waiver of Stay, Extension or Usury Laws. The Issuers and each Guarantor covenants, to the extent permitted by applicable law, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers or the Guarantor from paying all or any portion of the principal of, premium, if any, or interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Issuers and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.12. Trustee May File Proof of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuers or any Guarantor or their respective creditors or Property, and is entitled and empowered to collect, receive and distribute any money, securities or other Property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.13. Payment of Notes on Default; Suit Therefor. The Issuers covenant that (a) if default shall be made in the payment of any installment of interest, if any, upon the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) if default shall be made in the payment of the principal of, and premium, if any, on the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Issuers will pay to the Trustee, for the benefit of the Holders, the whole amount that then shall have become due and payable on all such Notes for principal, and premium, if any, or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agent, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

If the Issuers shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuers or any other obligor on the Notes and collect in the manner provided by law out of the Property of the Issuers or any other obligor on the Notes, wherever situated, the moneys adjudged or decreed to be payable.

If there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuers or any other obligor on the Notes under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the Property of the Issuers or such other obligor, or in the case of any other similar judicial proceedings relative to the Issuers or other obligor on the Notes, or to the creditors or Property of the Issuers or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.13, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Issuers or any other obligor on the Notes, its or their creditors, or its or their Property, and to collect and receive any moneys or other Property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses or otherwise pursuant to Section 7.07, including counsel fees and expenses Incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees and expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other Property which the Holders of Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of Notes in respect of which such judgment has been recovered.

ARTICLE VI

Guarantees; Release of Guarantor

SECTION 6.01. Guarantees. (a) Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article VI notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under the Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 6.06, any change in the ownership of such Guarantor.

(c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d) Except as expressly set forth in Sections 6.02, 6.06, 8.01 and 8.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of either Issuer or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other non-monetary Guaranteed Obligation as a result of which an Event of Default has occurred and is continuing, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

(g) Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article V for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article V, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(h) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 6.02. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 6.03. Successors and Assigns. This Article VI shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 6.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article VI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article VI at law, in equity, by statute or otherwise.

SECTION 6.05. Modification. No modification, amendment or waiver of any provision of this Article VI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 6.06. Release of Guarantor. A Guarantor will be released from its obligations under this Article VI (other than any obligation that may have arisen under Section 6.07).

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Guarantor) or other disposition (including by way of consolidation or merger) of a Guarantor,

(2) upon the sale or disposition of all or substantially all the assets of such Guarantor,

(3) upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture,

(4) upon a Legal Defeasance or Covenant Defeasance pursuant to Article VIII, or

(5) upon the full satisfaction of the Company’s obligations under the Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by the Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.10.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 6.07. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled, upon payment in full of all Guaranteed Obligations under the Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE VII

The Trustee

SECTION 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

SECTION 7.02. Certain Rights of the Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) The Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel conforming to Section 13.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such a certificate or opinion. Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Issuers or the Company, as applicable, shall be sufficient if signed by an Officer of the Issuers or the Company, as applicable.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 5.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to the Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded.

(i) In no event shall the Trustee be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03. Individual Rights of the Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or Incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 7.04. Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of the Indenture or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

SECTION 7.05. [Reserved].

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2012, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a).

SECTION 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances Incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) In addition to any other indemnity provided to the Trustee hereunder, the Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense Incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section or as otherwise provided in the Indenture, the Trustee will have a lien prior to the Notes on all money or Property held or collected by the Trustee, in its capacity as Trustee, except money or Property held in trust to pay principal of, premium, if any, and interest, if any, on particular Notes.

(d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(vi) or Section 5.01(vii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended, to the extent permitted by law, to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Issuers.

(ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Issuers may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its Property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the

Issuers. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuers, (i) the retiring Trustee will transfer all Property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Issuers will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuers will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, Issuers’ obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

SECTION 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII.

ARTICLE VIII

Defeasance and Discharge

SECTION 8.01. Legal Defeasance and Discharge. The Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their respective obligations with respect to the Notes, the Guarantees and under the Security Documents and the Intercreditor Agreement and cause the release of all Liens on the Collateral granted under the Security Documents, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.04 and the other Sections of the Indenture referred to in clauses (a) through (f) of this Section 8.01, and the Issuers and the Guarantors shall be deemed to have satisfied all of their respective obligations under the Notes, the Guarantees, the Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments delivered to it by the Issuers acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes to receive payments in respect of the principal, premium, if any, and interest and on the Notes when such payments are due from the trust referred to below; (b) the Issuers’ obligations with respect to the Notes concerning mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust with respect to the Notes; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; (d) this Article VIII and the Issuers’ and Guarantors’ obligations pursuant to this Article VIII; (e) the rights of registration of transfer and exchange of the Notes; and (f) the rights of Holders that are beneficiaries with respect to Property so deposited with the Trustee payable to all or any of them.

SECTION 8.02. Covenant Defeasance. The Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their obligations under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13, clause (iii) of Section 4.14(a) and Sections 4.15, 4.16, 4.17, 4.18, 4.19 and 4.22 and each Guarantor shall, subject to the satisfaction of such conditions, be released from such Guarantor’s obligation under its Guarantee, on and after the date that the conditions set forth in Section 8.03 are satisfied and, thereupon, the Liens on the Collateral granted under the Security Documents will be released (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the Notes and the Guarantees, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of the Indenture and the Notes shall be unaffected thereby. Subject to the satisfaction of the conditions set forth in Section 8.03, Sections 5.01(iii) (with respect to the covenants described in this Section 8.02 and so defeased), 5.01(iv), 5.01(v), 5.01(vi) (with respect to Significant Subsidiaries only), 5.01(vii) (with respect to Significant Subsidiaries only), 5.01(viii) and 5.01(ix) shall not constitute Events of Default or Defaults hereunder.

SECTION 8.03. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of Sections 8.01 and 8.02 to the Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuers must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, the principal of, and premium, if any, on the Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, together with the interest payable therein to and including such stated maturity or redemption date, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law after the date of the Indenture, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuers or any of the Restricted Subsidiaries is a party or by which the Issuers or any of the Restricted Subsidiaries is bound;

(f) the Issuers must deliver to the Trustee an Officers’ Certificate stating that (x) the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over other creditors of the Issuers, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others and (y) that the Company is solvent after giving effect to such deposit; and

(g) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers’ Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clauses (b) and (c) of this Section 8.03, have been complied with.

SECTION 8.04. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.05, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.04, the “Trustee”) pursuant to Section 8.03 or Section 8.08 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or indirectly or through any paying agent (including the Issuers acting as paying agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.03 or Section 8.08 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes.

Subject to the preceding paragraph and Section 7.07, anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay, solely to the extent available in such trust, to the Issuers from time to time upon the request of the Issuers any money or non-callable U.S. Government Obligations held by it as provided in Section 8.03 or Section 8.08 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.03(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05. Repayment to Issuers. Any money deposited with the Trustee or any paying agent, or then held by the Issuers, in trust for the payment of the principal, premium, if any, and interest on the Notes and remaining unclaimed for two years after such principal, premium, if any, and interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.06. Reinstatement. If the Trustee or paying agent is unable to apply any money or non-callable U.S. Government Obligations in accordance with Section 8.01, Section 8.02 or Section 8.08 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under the Indenture, the Guarantees and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, Section 8.02 or Section 8.08 until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.01, Section 8.02 or Section 8.08, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

SECTION 8.07. Survival. The Trustee’s rights under Article VII and this Article VIII shall survive the termination of the Indenture.

SECTION 8.08. Satisfaction and Discharge of Indenture. If at any time (a) (i) the Issuers shall have paid or caused to be paid the principal of, premium, if any, and interest on all the outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.04) as and when the same shall have become due and payable, or (ii) the Issuers shall have delivered to the Trustee for cancelation all Notes theretofore authenticated (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.04), or (b) (i) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Issuers irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and premium and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default has occurred and is continuing on the date of the deposit, (iv) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuers are a party or by which they are bound, and (v) the Issuers delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with; and if, in any such case, the Issuers shall also pay or cause to be paid all other sums payable hereunder by the Issuers (including all amounts, payable to the Trustee pursuant to Section 7.07), then, (x) after satisfying the conditions in clause (a), only the Company’s obligations under Sections 7.07 and 8.04 will survive or (y) after satisfying the conditions in clause (b), only the Issuers’ or the Company’s, as applicable, obligations in Article II and Sections 4.01, 4.02, 4.03, 7.07, 7.08, 8.04, 8.05 and 8.06 will survive, and, in either case, the Trustee, on demand of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Issuers, shall execute proper instruments acknowledging such satisfaction and discharging of the Indenture and the Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents. The Issuers agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with the Indenture, the Notes or the Security Documents.

ARTICLE IX

Amendments, Supplements and Waivers

SECTION 9.01. Amendments Without Consent of Holders. The Issuers, the Guarantors, the Trustee and the Collateral Agent (as applicable) may amend, supplement or waive the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents without notice to or the consent of any Holder:

(a) to evidence a Successor to the Company, the Corporate Issuer or a Guarantor as permitted pursuant to Section 4.14, and the assumption by the Successor of the covenants, agreements and obligations of the Company, the Corporate Issuer or such Guarantor, as the case may be, herein and in the Notes or the Guarantees;

(b) to add to the covenants of the Issuers such further covenants, restrictions, conditions or provisions for the protection of the Holders of Notes, or to surrender any right or power herein conferred upon the Issuers, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as herein set forth; provided, however, that in respect of any such additional covenants, restrictions, conditions or provisions such amendment, supplemented indenture or waiver may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(c) to cure any ambiguity, defect or inconsistency in the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents;

(d) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(e) to evidence and provide for the acceptance of appointment hereunder by a successor or replacement Trustee or under the Security Documents of a successor or replacement Collateral Agent;

(f) to provide for uncertificated Notes in addition to, or in place of, Certificated Notes;

(g) to provide for any Guarantee of the Notes, to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein, or to confirm and evidence the release, termination or discharge of any Guarantee of the Notes or Lien securing the Notes or any Guarantee when such release, termination or discharge is permitted by the Indenture, the Intercreditor Agreement and the Security Documents;

(h) to make any other change that does not adversely affect the legal rights of any Holder;

(i) to conform any provision of the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents to the “Description of the Notes” contained in the Offering Circular to the extent that the “Description of the Notes” was intended to be a verbatim recitation of a provision in the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents;

(j) to provide for the issuance of Additional Notes as permitted under the Indenture; or

(k) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

In addition, the Collateral Agent and the Trustee (as applicable) may amend the Intercreditor Agreement and the Security Documents to add additional secured parties to the extent Liens securing Indebtedness and other Obligations held by such parties are permitted under the Indenture.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. Amendments with Consent of Holders. (a) Except as otherwise provided in Section 9.02(b), the Issuers, the Guarantors, the Trustee and the Collateral Agent (when acting with respect to the Notes) may amend or supplement the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents with the consent of the Holders of a majority in principal amount of the outstanding Notes (which may include written consents obtained in connection with a tender offer or exchange offer for Notes), and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Issuers and the Guarantors with any provision of the Indenture, the Notes, the Guarantees or the Security Documents (which may include waivers obtained in connection with a tender offer or exchange offer for Notes).

(b) Notwithstanding the provisions of paragraph (a) of this Section 9.02, without the consent of each Holder affected, an amendment or waiver may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(ii) reduce the rate of, or extend the time for payment of, any interest, including default interest, on any Note,

(iii) reduce principal of, or change the fixed maturity of, any Note or alter the provisions (including related definitions) with respect to redemptions described under Article III or with respect to mandatory offers to repurchase Notes described under Section 4.10 and Section 4.12,

(iv) make any Note payable in money other than that stated in the Note,

(v) adversely modify the ranking or priority of the Notes or any Guarantee, except for releases of Guarantees or Collateral permitted by the Indenture and the Intercreditor Agreement,

(vi) make any change in Sections 5.03 or 5.06,

(vii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture and the Intercreditor Agreement,

(viii) waive a continuing Default in the payment of principal of, premium, if any, or interest on the Notes, or

(ix) effect a release of all or substantially all of the Collateral other than pursuant to the terms of the Intercreditor Agreement and the Security Documents or as otherwise permitted under the Indenture.

(c) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Issuers (or the Trustee at the request and expense of the Issuers) will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuers will send supplemental indentures to Holders upon request. Any failure of the Issuers to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

SECTION 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver shall not be affected or impaired by any failure to annotate or exchange Notes in this fashion.

SECTION 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, in addition to the documents required by Section 13.04, and will be fully protected in relying upon, an Opinion of Counsel stating (i) that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture and, if applicable, the relevant Security Document, and the Indenture, as amended by such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuers enforceable against them in accordance with its terms and (ii) in the case of an amendment, supplement or waiver in connection with Section 9.01(h) that such amendment, supplement or waiver does not adversely affect the legal rights of any Holder affected by such change. If the Trustee has received such Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06. Payments for Consents. Neither the Issuers nor any Affiliate may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, the Guarantees, any Security Document or the Intercreditor Agreement unless such consideration is offered to be paid or paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE X

[Reserved]

ARTICLE XI

Collateral and Security

SECTION 11.01. Security Documents. The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuers pursuant to the Notes or by any Guarantor pursuant to its Guarantee, the payment of all other Pari-Passu Lien Obligations and the performance of all other obligations of the Issuers and the Guarantors under the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents are secured by Liens (the “Pari-Passu Liens”) on the Collateral, subject to Permitted Liens, as provided in the Security Documents which the Issuers and the Guarantors have entered into simultaneously with the execution of the Indenture, or in certain circumstances, subsequent to the Issue Date, and will be secured as provided in the Security Documents hereafter delivered as required or permitted by the Indenture.

SECTION 11.02. Collateral Agent. (a) The Issuers hereby acknowledge the appointment of Wells Fargo Bank, National Association as Collateral Agent in accordance with the terms of the Intercreditor Agreement. The Issuers and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case, pursuant to the terms of the

Security Documents, the Intercreditor Agreement and the Real Property Collateral Management Agreement, and acknowledge that the Collateral Agent is authorized pursuant to the Intercreditor Agreement to execute and deliver the Security Documents, the Intercreditor Agreement and the Real Property Collateral Management Agreement and that the Collateral Agent may appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b) Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Pari-Passu Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Pari-Passu Liens or Security Documents or any delay in doing so.

(c) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by the Indenture). Except as directed by the Trustee as required or permitted by the Indenture or as required or permitted by the Security Documents or the Intercreditor Agreement, the Collateral Agent will not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Pari-Passu Lien with respect to the Notes and the Guarantees; or

(3) to take any other action whatsoever with regard to any or all of the Pari-Passu Liens with respect to the Notes and the Guarantees, Security Documents or Collateral.

(d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Pari-Passu Liens with respect to the Notes and the Guarantees or the Security Documents.

(e) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII, each of which shall also be deemed to be for the benefit of the Collateral Agent.

(f) At all times when the Trustee is not itself the Collateral Agent, the Issuers will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

SECTION 11.03. Authorization of Actions to be Taken. (a) Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect on the Issue Date and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, authorizes and directs the Trustee and the Collateral Agent to execute and deliver the Security Documents and the Intercreditor Agreement to which it is a party and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders and other holders of Pari-Passu Lien Obligations as set forth in the Security Documents and the Intercreditor Agreement to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders any funds collected or distributed under the Security Documents and the Intercreditor Agreement to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders according to the provisions of the Indenture.

(c) Subject to the provisions of Sections 7.01 and 7.02 and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Pari-Passu Liens;

(2) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(3) collect and receive payment of any and all Pari-Passu Lien Obligations.

Subject to Sections 7.01 and 7.02, the Intercreditor Agreement and the Collateral Management Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Pari-Passu Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or the Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

SECTION 11.04. Release of Pari-Passu Liens. (a) The Pari-Passu Liens will be released, with respect to the Notes and the Guarantees:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on and all other Obligations with respect to the Notes;

(2) in whole, upon satisfaction and discharge of the Indenture pursuant to Section 8.08;

(3) in whole, upon a Legal Defeasance or Covenant Defeasance pursuant to Article VIII;

(4) in part, as to any Property constituting Collateral that is sold or otherwise disposed of to any Person other than the Company, the Corporate Issuer or any Guarantor (but excluding any transaction subject to Section 4.14 where the recipient is required to become the obligor on the Notes or a Guarantee) in a transaction permitted by the Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of;

(5) in accordance with and subject to the provisions of Article IX, with the required consent of Holders; or

(6) with respect to Property of a Guarantor constituting Collateral, upon release of such Guarantor of its Guarantee of the Notes in accordance with the Indenture.

(b) If an instrument confirming the release of the Pari-Passu Liens pursuant to Section 11.04(a) is requested by the Issuers or a Guarantor, then upon delivery to the Trustee of an Officers’ Certificate requesting execution of such an instrument, accompanied by:

(1) an Opinion of Counsel confirming that such release is permitted by Section 11.04(a);

(2) all instruments requested by the Issuers to effectuate or confirm such release; and

(3) such other certificates and documents as the Trustee or Collateral Agent may reasonably request to confirm the matters set forth in Section 11.04(a) that are required by the Indenture or the Security Documents, the Trustee will, if such instruments and documents are reasonably satisfactory to the Trustee and Collateral Agent, instruct the Collateral Agent to execute and deliver, and the Collateral Agent will promptly execute and deliver, such instruments.

(c) All instruments effectuating or confirming any release of any Pari-Passu Liens will have the effect solely of releasing such Pari-Passu Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(d) The Company will bear and pay all costs and expenses associated with any release of Pari-Passu Liens pursuant to this Section 11.04, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

SECTION 11.05. Filing, Recording and Opinions. (a) The Company will comply with the provisions of TIA § 314(b) and § 314(d), in each case following qualification of the Indenture pursuant to the TIA. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuers except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Issuers and the Guarantors will not be required to comply with all or any portion of TIA § 314(d) if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to the released Collateral. Following the qualification of the Indenture pursuant to the TIA, to the extent the Issuers are required to furnish to the Trustee an Opinion of Counsel pursuant to TIA § 314(b)(2), the Issuers will furnish such opinion prior to each May 1.

Any actions taken in compliance with (or otherwise contemplated by) the Indenture, the Intercreditor Agreement and the Security Documents, including without limitation, any release of Collateral permitted by Section 11.04 or the Security Documents, will be deemed not to impair the Liens under the Indenture and the Security Documents in contravention thereof and any person that is required to deliver a certificate or opinion pursuant to Section 314(d) of the TIA or otherwise under the Indenture or the Security Documents, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

(b) If any Collateral is released in accordance with the Indenture or any Security Document at a time when the Trustee is not itself also the Collateral Agent and if the Issuers have delivered the certificates and documents required by the Security Documents and permitted to be delivered by Section 11.04 (if any), the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04, if any, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.

ARTICLE XII

[Reserved]

ARTICLE XIII

Miscellaneous

SECTION 13.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. To the extent permitted by applicable law, in the event of any inconsistency between the terms of the Notes and the terms of the Indenture, the terms of the Indenture will control; provided, however, that provisions of TIA § 314(b) and § 314(d), in each case, shall not apply until qualification of the Indenture under the TIA.

SECTION 13.02. Holder Communications; Holder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuers shall comply with the requirements of Trust Indenture Act § 312(a). Neither the Issuers nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by the Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to Section 13.02(d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Issuers may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act § 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those

Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

SECTION 13.03. Notices. (a) Any notice or communication to the Issuers or the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuers:

655 Brea Canyon Road

Walnut, CA 91789

Facsimile: (909) 869-0849

Attention: Chief Financial Officer

if to the Trustee:

Wells Fargo Bank, National Association

707 Wilshire Blvd, 17th Floor

MAC# E2818-176

Los Angeles, CA 9017

Facsimile: 213-614-3355

Attention: Maddy Hall

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuers, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuers or the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers or the Company to the Trustee to take any action under the Indenture, the Issuers or the Company will furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that all such conditions precedent relating to the proposed action have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(a) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Any certificate, statement or opinion of an Officer of the Issuers or the Company, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters on information with respect to which is in the possession of the Issuers, or the Company, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuers, or the Company, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuers or the Company, as applicable, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuers or the Company, as applicable, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

SECTION 13.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

SECTION 13.07. Governing Law. This Indenture, the Guarantees and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuers or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

SECTION 13.09. Successors. All agreements of the Issuers or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

SECTION 13.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

SECTION 13.11. Severability. To the extent permitted by applicable law, in case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 13.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

SECTION 13.13. No Liability of Directors, Officers, Employees, Partners, Incorporators and Stockholders. No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Issuers or the Guarantors or any partner of the Issuers or the Guarantors or of any successor, either directly or through the Issuers or the Guarantors or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

SECTION 13.14. Provisions of Indenture for the Sole Benefit of Parties and Holders of Notes. Nothing in the Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under the Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

[Signature page follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership

By:	/s/ James G. Shontere
	Name: Title:	James G. Shontere Secretary

By:	/s/ Robert R. O’Dell
	Name: Title:	Robert R. O’Dell Treasurer

SHEA HOMES FUNDING CORP., a Delaware corporation

By:	/s/ James G. Shontere
	Name: Title:	James G. Shontere Chief Financial Officer and Secretary

By:	/s/ Robert R. O’Dell
	Name: Title:	Robert R. O’Dell Treasurer

[Signature page to the Indenture]

GUARANTORS: HIGHLANDS RANCH DEVELOPMENT CORPORATION, a Colorado corporation

By:	/s/ James G. Shontere
Name: James G. Shontere Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell Title: Treasurer

MONTY GREEN HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell Title: Treasurer

MOUNTAINBROOK VILLAGE COMPANY, an Arizona corporation

By:	/s/ James G. Shontere
Name: James G. Shontere Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell Title: Treasurer

[Signature page to the Indenture]

SAND CREEK CATTLE COMPANY, a Colorado corporation

By:	/s/ James G. Shontere
Name: James G. Shontere Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell Title: Treasurer

SERENADE AT NATOMAS, LLC, a California limited liability company

By:	Shea Homes, Inc., a Delaware corporation, Its sole Member
	By:	/s/ James G. Shontere
Name: James G. Shontere Title: Secretary
	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell Title: Treasurer

[Signature page to the Indenture]

SEVILLE GOLF AND COUNTRY CLUB, LLC, an Arizona limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

SHEA BREA DEVELOPMENT, LLC, a Delaware limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

SHEA CAPITAL II, LLC, a Delaware limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA COMMUNITIES MARKETING COMPANY, a Delaware corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

SHEA FINANCIAL SERVICES, INC., a California corporation

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA HOMES, INC., a Delaware corporation

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA HOMES AT MONTAGE, LLC, a California limited liability company

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

[Signature page to the Indenture]

SHEA HOMES SOUTHWEST, INC., an Arizona corporation

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA HOMES VANTIS, LLC, a California limited liability company

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA INSURANCE SERVICES, INC., a California corporation

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

[Signature page to the Indenture]

SHEA LA QUINTA LLC, a California limited liability company

By:	Shea Homes, Inc., a Delaware corporation, Its sole Member

	By:	/s/ James G. Shontere
		Name:	James G. Shontere
		Title:	Secretary

	By:	/s/ Robert R. O’Dell
		Name:	Robert R. O’Dell
		Title:	Treasurer

SHEA NINTH AND COLORADO, LLC, a Colorado limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
					Name:	James G. Shontere
					Title:	Secretary

				By:	/s/ Robert R. O’Dell
					Name:	Robert R. O’Dell
					Title:	Treasurer

[Signature page to the Indenture]

SHEA OTAY VILLAGE 11, LLC, a California limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
					Name:	James G. Shontere
					Title:	Secretary

				By:	/s/ Robert R. O’Dell
					Name:	Robert R. O’Dell
					Title:	Treasurer

[Signature page to the Indenture]

SHEA PROCTOR VALLEY, LLC, a California limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

SHEA PROPERTIES OF COLORADO, INC., a Colorado corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA RIVERMARK VILLAGE, LLC, a California limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

SHEA TONNER HILLS, LLC, a Delaware limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA VICTORIA GARDENS, LLC, a Florida limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

SH JUBILEE, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

SHI JV HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHLP JV HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

TOWER 104 GATHERING, LLC, a Colorado limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management Inc.,
a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

TOWER 104 OIL, LLC, a Colorado limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management Inc.,
a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

TRILOGY ANTIOCH, LLC, a California limited liability company

By:	SHEA CAPITAL II, LLC, a Delaware limited liability company, Its sole Member

	By:	Shea Homes Limited Partnership, a California limited partnership, Its Manager

		By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

			By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

				By:	J.F. Shea Construction Management Inc.,
a California corporation, Its sole General Partner

					By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

					By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

UDC ADVISORY SERVICES, INC., an Illinois corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

UDC HOMES CONSTRUCTION, INC., an Arizona corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

VISTANCIA CONSTRUCTION, LLC, a Delaware limited liability company

By:	Shea Homes Southwest, Inc., an Arizona corporation, Its Manager

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

VISTANCIA MARKETING, LLC, a Delaware limited liability company

By:	Shea Homes Southwest, Inc., an Arizona corporation, Its Manager

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature page to the Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

[Signature page to the Indenture]

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,

PRIVATE EXCHANGE SECURITIES

AND EXCHANGE SECURITIES

1. Definitions.

1.1 Definitions.

Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned thereto in the Indenture. For the purposes of this Appendix, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction prior to the expiration of the Restricted Period and involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a transfer or transaction, to the extent applicable and as in effect from time to time.

“Definitive Note” means a certificated Initial Note, Additional Note, Exchange Note or Private Exchange Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Initial Purchaser” means (1) with respect to the Initial Notes issued on the Issue Date, Credit Suisse Securities (USA) LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Private Exchange” means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

“Private Exchange Notes” means any 8.625% Senior Secured Notes Due 2019 issued in connection with a Private Exchange.

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated May 3, 2011, among the Issuers, the Guarantors and the Initial Purchaser, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuers, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Restricted Period” means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions.

Term	Defined in Section:

“Agent Members”	2.1(b)
“Clearstream, Luxembourg”	2.1(a)
“Euroclear”	2.1(a)
“Global Notes”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Regulation S Permanent Global Note”	2.1(a)
“Regulation S Temporary Global Note”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)

2. The Notes.

2.1 (a) Form and Dating. The Initial Notes were offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). The Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. The Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more securities in registered,

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global form (collectively, the “Rule 144A Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary securities in registered, global form (collectively, the “Regulation S Temporary Global Note”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in the Indenture. Until the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Temporary Global Notes may be held only through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”), as indirect participants in DTC, unless transferred to a Person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described in the second succeeding paragraph below. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Regulation S Temporary Global Note will not be exchangeable for interests in the Rule 144A Global Note or any other Note prior to the expiration of the Restricted Period and then, after the expiration of the Restricted Period, may be exchanged for one or more permanent securities in registered, global form without interest coupons (collectively, the “Regulation S Permanent Global Note” and, together with the Regulation S Temporary Global Note, the “Regulation S Global Note”) or a Definitive Note upon (i) delivery to DTC of certification of compliance with the transfer restrictions applicable to the Notes and pursuant to Regulation S as provided in the Indenture, (ii) a certification in form satisfactory to the Trustee that beneficial ownership interests in such Regulation S Temporary Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (iii) in the case of an exchange for Definitive Notes, in compliance with the requirements described in Section 2.4(a) of this Appendix.

Definitive Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Prior to the expiration of the Restricted Period, beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes only if (1) such exchange occurs in connection with a transfer of Notes pursuant to Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (a) whom the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream, Luxembourg.

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Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

The Rule 144A Global Note, the Regulation S Global Note and any Global Notes in fully registered form without the Restricted Notes Legend are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $750,000,000 of 8.625% Senior Secured Notes Due 2019, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture, (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, and (4) a Global Note without the Restricted Notes Legend pursuant to Section 2.3(e) of this Appendix, in each case upon a

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written order of the Issuers signed by one Officer of each such Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Sections 4.06 and 4.08 of the Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuers, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a

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Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers’ Certificate thereof, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

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(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

(d) Restrictions on Transfer of Regulation S Global Notes. During the Restricted Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuers, (ii) in an offshore transaction in accordance with Regulation S or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered other than in reliance on Regulation S, shall bear a legend in substantially the following form (together with the legend in the second paragraph of this Section 2.3(e)(i), the “Restricted Notes Legend”):

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES

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ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each certificate evidencing a Note offered in reliance on Regulation S shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATIONS UNDER THE SECURITIES ACT.

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Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note); and to the extent permitted by law at any time after one year has elapsed following the Issue Date, if the Notes are freely tradeable without restriction pursuant to Rule 144 under the Securities Act (or successor rule), the Registrar shall permit the removal of the Restricted Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Issuers deliver to the Trustee an opinion reasonably satisfactory to the Trustee that the removal of the Restricted Notes Legend is in compliance with the Securities Act.

(iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder’s certificated Initial Note or Private Exchange Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form

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will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

(f) Cancelation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

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(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Issuers within 120 days of such notice, (ii) a Default with respect to the Notes has occurred and is continuing and DTC or the Issuers specifically request such exchange, (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under the Indenture or (iv) upon prior written notice given to the Trustee by or on behalf of the Depository in accordance with the Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto unless that legend is not required by applicable law.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

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(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

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EXHIBIT 1

to

RULE 144A/REGULATION S APPENDIX

[FACE OF NOTE]

[Global Securities Legend]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED. TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on

Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATIONS UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

2

SHEA HOMES LIMITED PARTNERSHIP

SHEA HOMES FUNDING CORP.

8.625% Senior Secured Notes Due 2019

CUSIP No.:

No.	$ [, or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto]

Shea Homes Limited Partnership, a California limited partnership, and Shea Homes Funding Corp., a Delaware corporation (the “Issuers”, which term includes any successors under the Indenture hereinafter referred to), for value received, promise to pay to                                         , or its registered assigns, the principal sum of                      DOLLARS ($             ), [or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto]1, on May 15, 2019.

Interest Rate: 8.625% per annum.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2011.

Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Notes.

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IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

SHEA HOMES LIMITED PARTNERSHIP

By:
Name: Title:

SHEA HOMES FUNDING CORP.

By:
Name: Title:

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[Form of] Trustee’s Certificate of Authentication

This is one of the 8.625% Senior Secured Notes Due 2019 described in the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[REVERSE SIDE OF NOTE]

SHEA HOMES LIMITED PARTNERSHIP

SHEA HOMES FUNDING CORP.

8.625% Senior Secured Notes Due 2019

Capitalized terms used herein are used as defined in the Indenture referred to below unless otherwise indicated.

1.	Principal and Interest.

Shea Homes Limited Partnership, a California limited partnership, and Shea Homes Funding Corp., a Delaware corporation (the “Issuers”, which term includes any successors under the Indenture hereinafter referred to), promise to pay the principal of this Note on May 15, 2019.

The Issuers promise to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8.625% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1 or November 1 immediately preceding the interest payment date) on each interest payment date, commencing November 15, 2011.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated [                    ], among the Issuers, the Guarantors party thereto and the Initial Purchaser named therein (the “Registration Rights Agreement”). In the event of a Registration Default (as defined in the Registration Rights Agreement), the Holder shall be entitled to Additional Interest as specified in the Registration Rights Agreement until the Registration Default is cured.]2

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from May 10, 2011. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Paying Agent and Registrar.

Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuers may change or appoint any Paying Agent, Registrar or co- Registrar without notice to any Holder. The Issuers or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

[2]	This paragraph can be excluded when the Registration Rights Agreement is no longer applicable to the Notes.

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3.	Indenture; Liens; Guarantees.

This is one of the Notes issued under an Indenture dated as of May 10, 2011 (as amended from time to time, the “Indenture”), among the Issuers, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general obligations of the Issuers, secured by Liens on the Collateral as described in the Indenture and the Note Documents. The Indenture limits the original aggregate principal amount of the Notes issued thereunder to $750,000,000 but Additional Notes may be issued pursuant to the Indenture (subject to the conditions stated therein), and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors as set forth in the Indenture.

Reference is hereby made to the Indenture for a statement of the respective rights, duties and obligations thereunder of the Issuers, Guarantors, the Trustee and the Holders.

4.	Optional Redemption; Redemption with Proceeds of Equity Offering.

At any time or from time to time prior to May 15, 2015, the Issuers will be entitled at their option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

At any time or from time to time on and after May 15, 2015, the Issuers will be entitled at their option to redeem all or a portion of the Notes at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2015	104.313%
2016	102.156%
2017 and thereafter	100.000%

In addition, at any time prior to May 15, 2014, the Issuers will be entitled at their option on one or more occasions to redeem the Notes (which includes Additional Notes,

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if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.625%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings; provided, however, that

(1)	at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than the Notes held, directly or indirectly, by the Issuers or Affiliates of the Issuers); and

(2)	each such redemption occurs within 60 days after the date of the consummation of the related Equity Offering.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after May 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Applicable Premium” means with respect to a Note at any redemption date, the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on May 15, 2015 (as set forth above exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through May 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to May 15, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to May 15, 2015.

8

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the definition of “Adjusted Treasury Rate” is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuers after consultation with the Trustee.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC and two other primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”), and their respective successors and assigns; provided, however, that if any such entity ceases to be a Primary Treasury Dealer, the Issuers shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is otherwise prohibited, in which case, by lot or by such other method as the Trustee in its sole discretion shall deem appropriate and fair. Notice of each redemption shall be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the applicable redemption date.

No Notes of $2,000 in original principal amount or less shall be redeemed in part. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

5.	Repurchase Provisions.

If a Change of Control occurs, each Holder shall have the right, at such Holder’s option, to require the Issuers to purchase all or any part (equal to $2,000 principal amount or any integral multiple of $1,000 in excess thereof of such Holder’s Notes on a date that

9

is no later than 90 days after notice of the Change of Control, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

6.	Mandatory Redemption.

There is no sinking fund for, or mandatory redemption of, the Notes.

7.	Discharge and Defeasance.

If the Issuers deposit with the Trustee money and/or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium and interest, if any, and accrued interest on the Notes to redemption or maturity, as the case may be, the Issuers and the Guarantors may in certain circumstances be discharged from the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Note Documents or may be discharged from certain of their obligations under certain provisions of the Indenture.

8.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form only without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of, or exchange any Note or certain portions of a Note.

9.	Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. If a bankruptcy or insolvency default with respect to the Issuers occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

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11.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Note Documents may be amended or supplemented, or future compliance therewith may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuers, the Guarantors, the Trustee, and with respect to the Note Documents, the Collateral Agent, may amend or supplement the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Note Documents to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not adversely affect the legal rights of any Holder.

12.	Trustee Dealings With Issuers.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their affiliates, with the same rights as if it were not Trustee; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict, apply to the Commission for permission to continue or resign.

13.	No Recourse Against Others.

An incorporator, and any past, present or future director, officer, partner, employee or stockholder, as such, of the Issuers or the Guarantors shall not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

16.	Collateral Arrangements.

Each Holder, by its acceptance of this Note, (i) consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect on the

11

Issue Date and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, (ii) authorizes and directs the Trustee and the Collateral Agent to execute and deliver the Security Documents and the Intercreditor Agreement to which it is a party and (iii) authorizes and empowers the Trustee and the Collateral Agent to bind the Holders and other holders of Pari-Passu Lien Obligations as set forth in the Security Documents and the Intercreditor Agreement to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

17.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuers will furnish a copy of the Indenture to any Holder upon written request and without charge.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent                      to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuers; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

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(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933, as amended; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	Notice:	To be executed by an executive officer

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OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.12 of the Indenture, check the box:  ☐

If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$            .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:[3]

[3]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTES4

The following exchanges of a part of this Global Note for Certificated Notes or an interest in another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

[4]	For Global Notes.

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EXHIBIT A

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

SHEA HOMES LIMITED PARTNERSHIP,

SHEA HOMES FUNDING CORP.,

The Guarantors Party Hereto

and

[—]

as Trustee

8.625% Senior Secured Notes Due 2019

THIS [                    ] SUPPLEMENTAL INDENTURE (this “[                    ] Supplemental Indenture”), entered into as of                     ,             , among Shea Homes Limited Partnership (the “Company”), a California limited partnership, Shea Homes Funding Corp., a Delaware corporation (together with the Company, the “Issuers”), [each of the guarantors listed on Schedule I hereto] (each an “Undersigned”) and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the Guarantors party thereto and the Trustee entered into an indenture, dated as of May 10, 2011 (the “Indenture”), relating to the Company’s 8.625% Senior Secured Notes Due 2019 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2. Each Undersigned, by its execution of this [                    ] Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article VI thereof, and hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns, on the terms and subject to the conditions set forth in Article VI thereof, (1) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes. This Supplemental Indenture shall constitute the legal, valid binding obligation of the Issuers enforceable against it in accordance with its terms.

SECTION 3. This [                    ] Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4. This [                    ] Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

SECTION 5. This [                    ] Supplemental Indenture is an amendment supplemental to the Indenture (as amended and supplemented to the date hereof) and the Indenture and this [                    ] Supplemental Indenture will henceforth be read together.

SECTION 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Issuers and each of the undersigned.

IN WITNESS WHEREOF, the parties hereto have caused this [                    ] Supplemental Indenture to be duly executed as of the date first above written.

SHEA HOMES LIMITED PARTNERSHIP,

By:
Name: Title:

SHEA HOMES FUNDING CORP.,

By:
Name: Title:

[On behalf of each entity listed on Schedule I hereto],

By:
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:
Name: Title:

EXHIBIT B

FORM OF MORTGAGE